SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )

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Filed by a Party other than the Registrant [  ]

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[  ]            Preliminary Proxy Statement
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 (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[  ]            Definitive Additional Materials
[  ]            Soliciting Material Pursuant to Sec. 240.14a-12

Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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identify the filing for which the offsetting fee was paid previously.
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Explanatory Note: This Amendment No. 1 to Schedule 14A is being filed to correct certain information contained in Insituform Technologies, Inc.’s (the “Company”) definitive proxy statement attached to a Schedule 14A (the “Original Filing”), which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on March 25, 2009.  Subsequent to such filing, the Company noted certain clerical errors with respect to the calculation of (i) “All Other Compensation” for Mr. Burgess and the 2008 “Total Compensation” for Mr. Vossman in the “Summary Compensation Table” on page 28 of the Original Filing, (ii) the “Aggregate Earnings (Losses) in Last FY” in the “Nonqualified Deferred Compensation” table on page 32 of the Original Filing, and (iii) the total “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights” under “Equity Compensation Plan Information” on page 39 of the Original Filing, as well as certain other typographical errors.

Except for the matters described above, this Amendment No. 1 to Schedule 14A does not modify or update other disclosures in, or appendices to, the Original Filing.  This amendment does not change any previously reported results and information, nor does it reflect events occurring after the date of the Original Filing.

INSITUFORM TECHNOLOGIES, INC.
__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 22, 2009
__________________________

TO THE OWNERS OF COMMON STOCK
OF INSITUFORM TECHNOLOGIES, INC.:

You are invited to attend Insituform Technologies, Inc.’s 2009 Annual Meeting of Stockholders.  The meeting will be held on Wednesday, April 22, 2009, at 8:00 a.m. local time at the Crown Plaza Hotel Lafayette-Acadian, 1801 West Pinhook Road, Lafayette, Louisiana 70508.

The purposes of this year’s meeting are:

(1)	to elect six directors,

(2)	to approve the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan,

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009, and

(4)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set February 27, 2009 as the record date for the meeting.  This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive this notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the enclosed proxy card to vote by telephone or Internet, or by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2009:

Our Proxy Statement and 2008 Annual Report are available at
http://www.amstock.com/proxyservices/viewmaterials.asp.

                By Order of the Board of Directors,

                David F. Morris
                Secretary
Chesterfield, Missouri
March 25, 2009

Proxy Statement

Insituform Technologies, Inc.’s Board of Directors is mailing this proxy statement and the proxy card to you to solicit proxies on its behalf to be voted at our 2009 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting.  This proxy statement and the proxy card were first mailed on March 25, 2009.  The meeting will be held on Wednesday, April 22, 2009 at 8:00 a.m. local time at the Crown Plaza Hotel Lafayette-Acadian, 1801 West Pinhook Road, Lafayette, Louisiana 70508, for the purposes listed in the accompanying notice.

We will bear all costs relating to the solicitation of proxies.  Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone.  We may pay brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2009:

Our Proxy Statement and 2008 Annual Report are available at
http://www.amstock.com/proxyservices/viewmaterials.asp.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE		COMPENSATION COMMITTEE REPORT	27
MEETING AND VOTING	2	COMPENSATION IN LAST FISCAL YEAR	28
PROPOSAL 1: ELECTION OF DIRECTORS	5	Summary Compensation Table	28
Certain Information Concerning Director		Grants of Plan-Based Awards	29
Nominees	5	Narrative for Summary Compensation
CORPORATE GOVERNANCE	8	Table and Grants of Plan-Based Awards
Independent Directors	8	Table	30
Non-Executive Chairman of the Board	8	Outstanding Equity Awards at Fiscal Year-
Board Meetings and Committees	8	End	31
Corporate Governance Documents	11	Option Exercises and Stock Vested	32
REPORT OF THE AUDIT COMMITTEE	12	Nonqualified Deferred Compensation	32
DIRECTOR COMPENSATION	13	Change of Control, Severance and
Additional Information About Director		Termination	33
Compensation	14	INFORMATION CONCERNING CERTAIN
Stock Ownership Policy with Respect		STOCKHOLDERS	36
Non-Employee Directors	14	RELATED-PARTY TRANSACTIONS	38
EXECUTIVE COMPENSATION	15	SECTION 16(A) BENEFICIAL OWNERSHIP
COMPENSATION DISCUSSION AND ANALYSIS	15	REPORTING COMPLIANCE	38
Overview of Executive Compensation		EQUITY COMPENSATION PLAN INFORMATION	39
Program	15	PROPOSAL 2: APPROVAL OF THE 2009
Compensation Philosophy and Objectives	15	EMPLOYEE EQUITY INCENTIVE PLAN	40
Executive Compensation Process	15	PROPOSAL 3: RATIFICATION OF THE
Benchmarking Target Executive		APPOINTMENT OF INDEPENDENT AUDITORS	44
Compensation	16	Independent Auditors' Fees	44
Elements and Mix of Compensation	17	Ratification of the Appointment of
Other Compensation Arrangements	24	Independent Auditors	45
Section 162(m) Performance-Based		OTHER MATTERS	45
Compensation	24	HOUSEHOLDING OF MATERIALS	45
Policy on Recoupment of Incentive		STOCKHOLDER PROPOSALS	45
Compensation	25	STOCKHOLDER COMMUNICATIONS WITH
Stock Ownership Policy with Respect to		DIRECTORS	47
Named Officers	25	APPENDIX A: 2009 EMPLOYEE EQUITY
Other Benefits	26	INCENTIVE PLAN	A-1

Questions And Answers About The Meeting And Voting

Who may vote?

You may vote if you owned shares of our common stock at the close of business on February 27, 2009, the record date for our 2009 Annual Meeting of Stockholders.  You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting.  As of February 27, 2009, we had 38,477,072 shares of common stock, $.01 par value, outstanding.  We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the Annual Meeting and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect six directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan.

Our Board of Directors recommends a vote “FOR” the approval of the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan.

•	Third, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•	By Telephone or Internet: You can vote by telephone or Internet by following the instructions included on the enclosed proxy card.

•
By Written Proxy:  You can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.  If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

    •       If your shares are in the name of your broker or bank, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by a majority vote.  That means that for a director to be elected, the number of shares voted “for” a director must exceed the aggregate number of votes withheld from or cast against that director.  A summary of our majority voting standard appears on page 10 of this Proxy Statement under “Corporate Governance – Board Meetings and Committees – Corporate Governance and Nominating Committee.”

How many votes are needed to approve the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan?

Approval of the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2009?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal.

What if other matters are voted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you.  At the date we filed this Proxy Statement with the Securities and Exchange Commission, our Board of Directors did not know of any other matter to be raised at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you hold your shares in more than one account, you will receive a proxy card for each account.  To ensure that all of your shares are voted, please vote by telephone or Internet or complete, sign, date and return a proxy card for each account in the postage-paid envelope provided.

Can I revoke my proxy?

Yes.  You can revoke your proxy by:

    •      writing to the attention of our corporate Secretary at the address of our executive office prior to the date of the Annual Meeting,

    •      delivering a later-dated proxy card prior to or at the Annual Meeting, or

    •       voting in person at the Annual Meeting.

What is the record date and what does it mean?

The record date for the 2009 Annual Meeting of Stockholders is February 27, 2009.  The record date is set by our Board of Directors, as required by Delaware law.  Record stockholders at the close of business on the record date are entitled to:

    •    receive notice of the meeting, and

    •    vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

You should specify your choice for each proposal on the enclosed proxy card.  If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on another matter presented at the Annual Meeting.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•      has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•      does not have discretionary voting power on the matter.

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction.  If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).  Broker non-votes are deemed to be shares entitled to vote on such matters.  Broker non-votes will not be considered as either a vote cast for or withheld from a director nominee and thus will have no effect on the vote for director nominees.  Because Proposals 2 and 3 require a majority vote of the shares entitled to vote on the proposal, a broker non-vote will have the effect of a vote against the proposal.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the Annual Meeting.  The stockholder has no ability to abstain in the election of directors.  Because Proposals 2 and 3 require a majority vote of the shares entitled to vote on the proposal, an abstention will have the effect of a vote against the proposal.

How many votes must be present to conduct business at the 2009 Annual Meeting?

Our Amended and Restated By-Laws require that a quorum must be present to conduct business at the Annual Meeting.  To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy at the Annual Meeting.

Proposal 1:  Election Of Directors

At our 2009 Annual Meeting, stockholders will elect six directors, each to serve a term of one year or until his or her successor is elected and qualified.  Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our annual meeting.  Our Board of Directors currently consists of six directors.  Unless otherwise instructed on the proxy card, each of the persons named on the accompanying proxy card intends to vote the shares represented thereby in favor of the six nominees listed under “Certain Information Concerning Director Nominees” below.  In no event may the persons named on the accompanying proxy card vote the shares for a number of persons greater than the six nominees named herein.

Each director nominee named below is presently serving as a director of our Company.  All nominees have consented to being named in this Proxy Statement and to serve if elected.  If, however, any nominee should become unable or unwilling to serve, the persons named on the accompanying proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance & Nominating Committee, to act in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below.  This information was furnished to us by the nominees.  No family relationship exists between any of our directors or executive officers.

J. JOSEPH BURGESS	Director since 2008
Age 50

Mr. Burgess has been our President and Chief Executive Officer since April 14, 2008. Mr. Burgess previously served as the President and Chief Executive Officer of Veolia Water North America (a leading provider of water and wastewater services to municipal, federal and industrial customers) from 2005 until joining our Company in 2008. Prior to that, he was the Chief Operating Officer of Veolia Water North America from 2003 to 2005 and its Vice President and General Manager for the Northeast business center from 2002 to 2003. Previously, he was the Executive Vice President for Water Systems Operations for Ogden Projects (later renamed Covanta Water; a subsidiary of Ogden Corporation that specialized in waste-to-energy projects for municipalities) from 1998 to 2003.

Member of our Strategic Planning Committee.

STEPHEN P. CORTINOVIS	Director since 1997
Age 59

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc. (a food services industry manufacturer and distributor) since 2005. He was a partner in Bridley Capital Partners (a private equity firm) from 2001 until 2007. Previously, he was President—Europe of Emerson Electric Co. from 1995 until 2001 and held various other executive positions at Emerson Electric from 1977 to 1995. Mr. Cortinovis also serves on the Boards of Directors of Plexus Corp. and Lasco Foods, Inc.

Chair of our Corporate Governance & Nominating Committee and member of our Strategic Planning Committee.

STEPHANIE A. CUSKLEY	Director since 2005
Age 48
Ms. Cuskley was appointed as the Chief Executive Officer of NPower, a nonprofit information technology services network, on January 19, 2009. She also serves as the Executive Director of NPower NY, an affiliated organization of NPower. Previously, she was Managing Director and Group Head—Mid Cap Investment Banking Coverage of JPMorgan Securities from 2003 until 2005. From 2001 until 2003 she was Managing Director and Project Manager— LeadershipMorganChase of JPMorgan Chase. Ms. Cuskley also serves on the Board of Directors of Avantair, Inc.

Chair of our Audit Committee and member of our Compensation Committee and our Corporate Governance & Nominating Committee.

JOHN P. DUBINSKY	Director since 2002
Age 65

Mr. Dubinsky has been the President and Chief Executive Officer of Westmoreland Associates, LLC (a financial consulting company) since before 2001 and President and Chief Executive Officer of CORTEX (a public purpose non-profit established to buy property for the development of a biotechnology corridor in the St. Louis, Missouri area) since 2003. Mr. Dubinsky also serves as the Vice Chairman of BJC HealthCare, on the Boards of Directors of Stifel Financial Corp. and Washington University in St. Louis and as a trustee for Barnes-Jewish Hospital.

Chair of our Strategic Planning Committee and member of our Compensation Committee and our Audit Committee.

JUANITA H. HINSHAW	Director since 2000
Age 63

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisers (a financial advisory company) since 2005. Previously, she was the Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (an electrical and communications distributor). Ms. Hinshaw also serves on the Boards of Directors of Synergetics USA, Inc. and The Williams Company, Inc.

Chair of our Compensation Committee and member of our Audit Committee and our Corporate Governance & Nominating Committee.

ALFRED L. WOODS	Director since 1997
Age 65

Chairman of the Board since 2003.  Mr. Woods served as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008. He has been the President of Woods Group, LLC (a management consulting company) since before 2001. Prior thereto, Mr. Woods served in executive positions, including Chairman and Chief Executive Officer, at a number of public and private companies.  Mr. Woods also serves on the Boards of Directors of Clutchmobile, Inc. and the Williamsburg Community Foundation, a not-for-profit organization.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE SIX NOMINEES NAMED HEREIN AS DIRECTORS.

Corporate Governance

Independent Directors

Based on the findings of our Board’s Corporate Governance & Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

            Stephen P. Cortinovis                                                  Juanita H. Hinshaw
            Stephanie A. Cuskley                                                  John P. Dubinsky
            Alfred L. Woods

From August 13, 2007 through April 14, 2008, Alfred L. Woods, our Chairman of the Board, served as our Interim Chief Executive Officer.  Mr. Woods’ service as our Interim Chief Executive Officer concluded upon the appointment of J. Joseph Burgess as our President and Chief Executive Officer on April 14, 2008.  Under Nasdaq rules, Mr. Woods’ service as an interim executive officer of our Company, and the receipt of compensation for such service, does not disqualify Mr. Woods from his status as an independent director after his service as interim chief executive officer ended.

Except for Mr. Woods, none of our independent directors, other than Mr. Dubinsky, have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2008.  Mr. Dubinsky is President and Chief Executive Officer of CORTEX, a public purpose non-profit corporation that purchased real property from one of our subsidiaries in 2006.  Our Board considered the circumstances of the transaction, including the arm’s length nature of the negotiations (supported by an independent appraisal we received on the value of the property), and the fact that Mr. Dubinsky has no personal financial or ownership interest in CORTEX in determining that the transaction did not negatively impact Mr. Dubinsky’s independence.

Non-Executive Chairman of the Board

Our Chairman of the Board position is a non-executive position.  Alfred L. Woods has served as our Chairman since July 2003.

Our Chairman is responsible for the smooth functioning of our Board, enhancing its effectiveness.  The Chairman guides the processes of our Board, setting the agenda for, and presiding at, Board meetings.  Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

The Chairman has no operating or independent oversight authority or responsibility.  All oversight authority and responsibility remains with our full Board or its designated committees, and all executive authority and responsibility remains with our executive management.

Board Meetings and Committees

Board of Directors.  During 2008, our Board of Directors held eighteen meetings and acted five times by unanimous written consent.  No director attended fewer than 75% of the aggregate number of

Board meetings and Board Committee meetings on which the director served during 2008.  Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance & Nominating Committee and a Strategic Planning Committee.  The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee.  The members of our Board’s Audit Committee are Stephanie A. Cuskley (Chair), John P. Dubinsky and Juanita H. Hinshaw.  Mmes. Cuskley and Hinshaw and Mr. Dubinsky are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.  During 2008, Sheldon Weinig served on the Audit Committee until the termination of his service on our Board following the 2008 Annual Meeting of Stockholders.

The primary functions of the Audit Committee are to oversee (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) our independent auditors’ qualifications and independence and (d) the performance of our internal audit function and independent auditors.  The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement.  The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls.  The Audit Committee’s responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors,
•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us,
•	oversight of our internal auditors’ work,
•	review of the scope and results of our internal controls,
•	approval of the professional services provided by our independent auditors, and
•	review of the independence of our independent auditors.

      Audit Committee Financial Expert.  Based on the findings of the Audit Committee, our Board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw.

During 2008, the Audit Committee held five meetings.  Our Board has adopted a written charter for the Audit Committee.

Compensation Committee.  The members of our Board’s Compensation Committee are Juanita H. Hinshaw (Chair), Stephanie A. Cuskley and John P. Dubinsky.  Mmes. Hinshaw and Cuskley and Mr. Dubinsky are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Compensation Committee (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly-compensated key employees, (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K, (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K, and (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans.

During 2008, the Compensation Committee held twelve meetings and acted five times by unanimous written consent.  Our Board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation.  There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2008. The members of the Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance & Nominating Committee.  The members of our Board’s Corporate Governance & Nominating Committee are Stephen P. Cortinovis (Chair), Stephanie A. Cuskley and Juanita H. Hinshaw.  Mr. Cortinovis and Mmes. Cuskley and Hinshaw are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.  During 2008, Sheldon Weinig served as the Chair of the Corporate Governance & Nominating Committee until the termination of his service on our Board following the 2008 Annual Meeting of Stockholders.

The Corporate Governance & Nominating Committee advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines, and identifies qualified individuals to recommend as potential Board members to our stockholders.

Stockholders also may make nominations for directors.  Stockholders wishing to propose nominees for consideration at our 2010 Annual Meeting of Stockholders must comply with the provisions of our Amended and Restated By-Laws dealing with nominations.  For a discussion of the nominating procedures, see “Stockholder Proposals” in this Proxy Statement.  All director candidates, including those recommended by stockholders, are evaluated on the same basis.  In its evaluation of director candidates, the Corporate Governance & Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience, specifically in the industries in which we operate; independence; level of commitment; Board and Company needs; and considerations and personal characteristics.  The Corporate Governance & Nominating Committee may engage a third party to assist it in identifying potential director nominees.

On January 31, 2009, our Board of Directors amended our Amended and Restated By-Laws to provide that for a nominee for director to be elected in an uncontested election, the number of shares voted “for” such director must exceed the aggregate number of votes withheld from or cast against that director.  In connection with the amendment of our Amended and Restated By-Laws, our Board also amended our Corporate Governance Guidelines on that date to provide that director nominees annually submit a contingent resignation in writing to the Chairman of the Corporate Governance & Nominating Committee to address majority voting in director elections.  This resignation becomes effective only if the director nominee fails to receive a sufficient number of votes for re-election at the Annual Meeting and our Board accepts the resignation. Our Corporate Governance & Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  A director who tenders his or her resignation under this policy will not participate in the Corporate Governance & Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

The Corporate Governance & Nominating Committee held ten meetings and acted once by unanimous written consent in 2008.  Our Board has adopted a written charter for the Corporate Governance & Nominating Committee.

Strategic Planning Committee.  The members of our Board’s Strategic Planning Committee are John P. Dubinsky (Chair), J. Joseph Burgess and Stephen P. Cortinovis.  Messrs. Dubinsky and Cortinovis are independent directors as defined by the rules applicable to companies listed on The Nasdaq

Global Select Market.  The role of this Committee is to review and to make recommendations to the Board regarding our strategy and strategic planning process.

The Strategic Planning Committee held eleven meetings and acted once by unanimous written consent in 2008.  Our Board has adopted a written charter for the Strategic Planning Committee.

Other Committees.  In 2008, our Board also appointed a Proxy Committee in light of the proxy contest in connection with our 2008 Annual Meeting of Stockholders.  Messrs. Cortinovis and Dubinsky and Ms. Cuskley served on the Proxy Committee (each served a rotation as Chair of the Committee), which met fourteen times.  The Search Committee of our Board that was appointed in 2007 in connection with our search for a new chief executive officer also served in 2008, until our President and Chief Executive Officer, J. Joseph Burgess, was identified and appointed on April 14, 2008.  The Search Committee was comprised of our former director Sheldon Weinig (Chair) and Mmes. Cuskley and Hinshaw.  The Search Committee met several times informally and reported to the Board at regular or special Board meetings.

Corporate Governance Documents

Corporate Governance Guidelines.  Based on the recommendation of the Corporate Governance & Nominating Committee, our Board has adopted a set of corporate governance guidelines.  These corporate governance guidelines, which are subject to annual review by the Corporate Governance & Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making both at the Board and senior executive management level.

Board Committee Charters.  As described above, the Board has adopted a charter for each of its standing Committees, the Audit, Compensation, Corporate Governance & Nominating and Strategic Planning Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees.  Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees.  The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct.  In addition, based on the recommendation of the Corporate Governance & Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents.  Each of our corporate governance guidelines, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.insituform.com, under “Investors – Corporate Governance.”  We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations
c/o Insituform Technologies, Inc.
17988 Edison Avenue
Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics to any of our officers or directors, we will disclose the amendment or waiver on our website.

Report of the Audit Committee

The Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors.  A copy of this charter is available, free of charge, on our website, www.insituform.com.  The Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and John P. Dubinsky.

The Audit Committee reviewed and discussed our audited consolidated financial statements for 2008 with our management.  In addition, the Audit Committee discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight board in Rule 3200T, which include the following:

•	PricewaterhouseCoopers LLP’s responsibility under generally accepted auditing standards,
•	significant accounting policies,
•	management judgments and accounting estimates,
•	audit adjustments that individually or in the aggregate could have a significant effect on our financial reporting process,
•	PricewaterhouseCoopers LLP’s judgments about the quality of our accounting principles,
•	other information in documents containing audited financial statements,
•	disagreements with our management, including the application of accounting principles, scope of audit, disclosures and the wording of PricewaterhouseCoopers LLP’s report,
•	consultation with other accountants by management,
•	major issues discussed with our management by PricewaterhouseCoopers LLP, and
•	difficulties encountered in performing the audit.

      The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.  Based upon the above reviews and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements for 2008 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of the Audit Committee, our Board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley and Juanita H. Hinshaw.

                          Stephanie A. Cuskley, Chair          Juanita H. Hinshaw
                                John P. Dubinsky

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2008:
Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen P. Cortinovis	2008	$59,694	$78,156	—	—	—	—	$137,850
Stephanie A. Cuskley	2008	80,194	78,156	—	—	—	—	158,350
John P. Dubinsky	2008	68,416	78,156	—	—	—	—	146,572
Juanita H. Hinshaw	2008	61,000	78,156	—	—	—	—	139,156
Alfred L. Woods	2008	77,814(4)	780,601	—	—	—	384,100 (5)	1,242,515
_______________

(1)	Includes fees for service on Board Committees, including the Proxy Committee and/or Search Committee, which are not standing Committees of the Board.

(2)
Represents the amount recognized for financial statement reporting purposes during 2008 and the award date fair value, calculated in accordance with FAS 123(R), with respect to deferred stock units awarded on June 11, 2008, in the following amounts:  4,349 to each of Messrs. Cortinovis and Dubinsky and Mmes. Cuskley and Hinshaw and 7,732 to Mr. Woods.  Also  includes awards to Mr. Woods of 33,291 and 8,745 deferred stock units on August 23, 2007 and March 3, 2008, respectively, in connection with his service as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008.  These awards vested on April 14, 2008 upon the appointment of Mr. Burgess as our President and Chief Executive Officer.  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on March 2, 2009, for a discussion regarding the valuation of our stock awards.  The aggregate number of stock awards outstanding at December 31, 2008, was as follows:  Mr. Cortinovis, 20,674; Ms. Cuskley, 10,749; Mr. Dubinsky, 20,674; Ms. Hinshaw, 20,674; and Mr. Woods, 59,047.

(3)
No stock options were granted in 2008.  The aggregate number of option awards outstanding at December 31, 2008, was as follows:  Mr. Cortinovis, 22,500; Mr. Dubinsky, 15,000; Ms. Hinshaw, 22,500; and Mr. Woods, 22,500.  Ms. Cuskley had not previously received an option award.

(4)	Mr. Woods served as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008. During such time, Mr. Woods did not receive fees for his service as a director.

(5)
In addition to awards of deferred stock units in connection with his service as Interim Chief Executive Officer in 2008, Mr. Woods received cash payments of $256,322 for services rendered as Interim Chief Executive Officer and $127,778 for services rendered during a transition period with our new Chief Executive Officer.

Additional Information About Director Compensation

Each non-employee director, other than our Chairman, is compensated at a rate of $32,000 per year, plus reimbursement of related business travel expenses.  Directors are not paid meeting fees.  Mr. Woods, our Chairman, is compensated at a rate of $109,000 per year, plus reimbursement of related business travel expenses.  Mr. Woods did not receive payments for director compensation during his term of service as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008.

Non-employee directors other than Mr. Woods receive additional compensation for serving on Board committees as follows:

	Chair	Member
Board Committee	Compensation	Compensation
Audit Committee	$19,000	$13,000
Compensation Committee	15,000	9,000
Corporate Governance & Nominating Committee	15,000	9,000
Strategic Planning Committee	15,000	9,000

During 2008, there were two additional special committees of the Board, the Search Committee and Proxy Committee.  Members of the Search Committee received a stipend of $10,000, and the Chair received a stipend of $15,000.  Members of the Proxy Committee received a monthly fee of $5,000, with no additional compensation for the Chair, as those duties were shared by the members.

Non-employee directors also are eligible to receive grants of stock options and/or deferred stock units under our 2006 Non-Employee Director Equity Incentive Plan from time to time.  During 2008, each of Messrs. Cortinovis and Dubinsky and Mmes. Cuskley and Hinshaw received a grant of 4,349 deferred stock units.  Mr. Woods received a grant of 7,732 deferred stock units during 2008 for his service as Chairman of the Board of Directors, which grant was made following his service as our Interim Chief Executive Officer.  Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at award.  Following termination of the director’s service on our Board or on any other distribution date as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director.  Messrs. Cortinovis, Dubinsky and Woods and Mmes. Cuskley and Hinshaw did not receive any options to purchase shares of our common stock in 2008.

Stock Ownership Policy with Respect to Non-Employee Directors

During 2006, we adopted a policy with respect to required levels of stock ownership for our non-employee directors.  Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) at least 10,000 shares of our common stock by July 25, 2009.  Each non-employee director who is elected or appointed after adoption of the policy will be required to beneficially own (and retain thereafter) at least 10,000 shares of our common stock no later than the fourth anniversary of the director’s election or appointment.  As of December 31, 2008, each director was in compliance with the stock ownership requirements of this policy.

Executive Compensation

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our Compensation Committee is responsible for establishing our compensation philosophy and ensuring that the total compensation paid to our executive officers and certain other high-level employees is fair, reasonable and competitive.  The Committee also makes recommendations to our Board regarding the adoption, amendment and rescission of our equity-based incentive compensation plans and administers our employee equity-incentive plans and the long-term incentive plans for executive officers.

In making compensation determinations for our executive officers, the Committee periodically reviews our business goals and objectives, evaluates the performance of our executive officers in light of these goals and objectives and assesses our competitive position for executive talent against an established peer group of companies and other market data.  With the assistance of an independent executive compensation advisor and the input of our Chief Executive Officer, the Committee also considers individual factors in setting executive compensation for each of our executive officers, including the executive officer’s experience, tenure with our Company, specific job duties and responsibilities and the achievement of individual performance goals.

Throughout this Proxy Statement, each of the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table on page 28, are referred to as our “Named Officers.”

Compensation Philosophy and Objectives

Our Compensation Committee believes that the most effective compensation program is one that is designed to attract and retain top talent by providing a competitive and equitable compensation package, while aligning the interests of our executives with those of our stockholders.  The Committee believes that the best way to achieve this alignment is by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value.  Direct compensation levels of our executive officers are generally established based on competitive benchmarking and performance factors, as well as executive specific factors, including experience, tenure with our Company, specific job duties and responsibilities and the achievement of individual performance goals.  Our Committee also believes that our compensation program should be cost-effective, therefore, it considers the tax and accounting effects when determining the elements, structure and amounts of our executive officers’ total compensation packages.

In establishing individual executive compensation, the Committee strives to ensure that:  (i) our executive compensation remains competitive relative to the compensation paid to similarly situated executives of our peer group; (ii) our executives are compensated based on each executive’s level of responsibility and contribution to our business goals; and (iii) each executive’s compensation is linked with individual goals and objectives as well as the financial performance of the entire Company.

Executive Compensation Process

Role of the Compensation Committee.  The Compensation Committee is responsible for determining the total compensation of our executive officers, including our Chief Executive Officer, as well as certain of our other high-level employees.  In making compensation determinations for our executive officers, the Committee periodically reviews our goals and objectives relative to executive compensation, evaluates the performance of the executive officers in light of such goals and objectives and assesses our competitive position for executive compensation against an established peer group of companies and other market data.  For executive officers other than our Chief Executive Officer, the

Committee will review and consider recommendations of our Chief Executive Officer.  The Committee also considers other factors, such as an executive’s experience, tenure with our Company and specific job duties in determining the appropriate compensation of an executive.

Role of Compensation Consultants.  The Committee periodically engages executive compensation consultants to aid the Committee in its review of total compensation paid to individuals in positions similarly situated to those of our executives, including similar positions at our peer group companies.  The data the Committee reviews may include base salary, annual bonus or incentive cash payments and long-term incentive components of pay or certain survey market data where peer data for a like position is not available.

Role of the Chief Executive Officer in Compensation Decisions.  Our Chief Executive Officer annually reviews the performance of each other executive officer and makes recommendations to the Compensation Committee regarding the specific compensation levels of those executives.  Our Chief Executive Officer and executive management then typically work together to develop performance target recommendations for presentation to and consideration by the Committee in connection with incentive compensation determinations.  In addition, executive management also recommends the incentive compensation plans for review and consideration by the Committee.

Benchmarking Target Executive Compensation

In making decisions regarding the target total compensation of our executive officers, our Compensation Committee reviews information provided by management and/or outside compensation consultants and considers, among other factors as discussed above, the relative compensation of similarly-situated employees of our peer group of companies.  Our Compensation Committee selected 15 companies to serve as the peer group that the Committee believed, based on certain data and recommendations of a compensation consultant, most appropriately represented our Company.  This peer group, which is periodically reviewed by the Committee and updated as the Committee deems appropriate, consists of companies that are in industries similar to ours and against which the Committee believes we compete for talent.  The companies currently comprising our peer group are:

▪ American States Water Co.	▪ MasTec Inc.
▪ Chicago Bridge & Iron Co. NV	▪ Michael Baker Corp.
▪ Dycom Industries Inc.	▪ Perini Corp.
▪ ENGlobal Corp.	▪ Preformed Line Products Company
▪ Foster Wheeler Ltd.	▪ Quanta Services Inc.
▪ Granite Construction Inc.	▪ Sterling Construction Co. Inc.
▪ Kennametal Inc.	▪ Vectren Corp.
▪ Layne Christensen Co.

For compensation paid to our executive officers, the Committee targets base salaries at the 50% range of peer group salaries for similarly-situated executives and total incentive compensation is targeted at 75% of the range of total incentive compensation at peer group companies.  The Committee believes that total compensation should be targeted between the median and 75% levels and that base salaries establish the minimum compensation upon which an executive can rely.  Actual incentive compensation, and therefore total compensation, can meet or fall short of the target based on the applicable performance requirements, thereby appropriately aligning the total compensation of our executives with the interests of our stockholders and the long-term growth of our Company.

As previously noted, the target compensation levels are only one factor in the Committee’s determination of executive compensation levels.  Actual compensation levels for executive officers may be more or less than the targeted levels based upon other factors that the Compensation Committee may consider in its discretion, including the level of responsibility and duties of the executive, individual performance, tenure and experience.

Elements and Mix of Compensation

The principal elements of compensation for our Named Officers are:

▪	base salary,
▪	annual cash incentive compensation, and
▪	long-term incentive compensation.

     Base Salary.  In determining the base salary of each Named Officer, other than Alfred L. Woods, our Compensation Committee considered, among other things, the level of responsibility and duties of the executive, individual performance, tenure and experience, as well as the applicable market data, as detailed above.

J. Joseph Burgess was appointed as our President and Chief Executive Officer on April 14, 2008.  In connection with his appointment, we entered into a letter agreement with Mr. Burgess that provided for an initial annual base salary in the amount of $500,000.

Mr. Woods served as our Interim Chief Executive Officer from August 13, 2007 until Mr. Burgess’ appointment on April 14, 2008.  As compensation for his service as Interim Chief Executive Officer for the six-month period beginning on August 13, 2007 and ending on February 12, 2008, the Compensation Committee awarded to Mr. Woods 33,291 deferred stock units in lieu of a base salary, annual cash incentive compensation and long-term incentive compensation that is available to other executive officers.  The deferred stock units vested on April 14, 2008, upon the appointment of our new President and Chief Executive Officer.  The award date fair value of the entire award of such deferred stock units was $500,000, based on the closing price of our common stock on August 13, 2007.  For the remainder of his service during 2008, Mr. Woods received a $25,000 monthly cash fee during the period beginning on February 13, 2008 and ending on April 14, 2008.  In addition, on March 3, 2008, the Committee awarded Mr. Woods 26,236 deferred stock units under the 2006 Non-Employee Director Equity Incentive Plan.  The award date fair value of the deferred stock units was $350,000, based on the closing price of our common stock on March 3, 2008.  This award of deferred stock units was subject to a pro rata adjustment in the event Mr. Woods’ service as Interim Chief Executive Officer was completed prior to August 12, 2008.  Upon Mr. Burgess’ appointment, this award was adjusted downward to 8,745 deferred stock units to reflect the actual period of Mr. Woods’ service as Interim Chief Executive Officer in 2008.

The Committee reviewed peer group and survey market data regarding the competitiveness of the base salaries provided to our executives in 2008.  The Committee determined, based on the recommendation of our then Interim Chief Executive Officer and in light of our 2007 operating results and certain cost reduction initiatives, that the base salaries of the executive officers remain at 2007 levels (other than Alexander J. Buehler, as described below).  Thomas E. Vossman, our then Senior Vice President and Chief Operating Officer, continued his annual base salary of $370,000.  The annual base salary of David F. Morris, our Senior Vice President, General Counsel and Chief Administrative Officer, remained at $325,000.  The annual base salary of David A. Martin, our Vice President and Chief Financial Officer, stayed at $275,000.  Mr. Cowan’s annual base salary for 2008 continued at $215,000.  Mr. Buehler’s salary was increased by 7% to $230,000, due to additional duties and responsibilities assigned to Mr. Buehler for 2008.

Annual Cash Incentive Compensation.  We maintain a Management Annual Incentive Plan, as reviewed and approved by the Compensation Committee, pursuant to which our executive officers and other key employees are eligible to receive annual cash incentive awards.  Each participant in the Management Annual Incentive Plan is assigned an incentive award goal that is expressed as a percentage of his or her base salary.  The Committee believes that this annual cash incentive plan promotes our compensation philosophy by rewarding our executives and key employees for the achievement of short-term initiatives and advances our ultimate objective of improving stockholder value.

For 2008, the Committee assigned the following incentive award goals to the Named Officers (excluding Mr. Woods, our then non-employee Interim Chief Executive Officer):

Named Officer	Target % of Base Salary
J. Joseph Burgess	100%
David A. Martin	60
David F. Morris	60
Alexander J. Buehler	51
Daniel E. Cowan	51

Mr. Vossman’s target percentage of his annual base salary was 60% for 2008 but his eligibility to receive an award for the year was terminated upon his resignation of employment with us on September 5, 2008.

In determining the incentive award goals for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives.  Based on its review and analysis, the Committee determined that a significant portion of the total cash compensation of our executives should be tied to our Company’s operating results, whereby the incentive award goals are “mid-point” targets, and the executives’ cash compensation could be higher or lower than the award goals.  For Messrs. Burgess, Morris and Martin, the Committee determined, in accordance with our 2006 Executive Performance Plan (which qualifies awards as “performance-based under Section 162(m) of the Internal Revenue Code – See “Section 162(m) Performance-Based Compensation” below), that the maximum amount of annual cash incentive award that could be received was equal to twice each such executive’s award goal.  Messrs. Buehler and Cowan are not participants under the 2006 Executive Performance Plan.  Mr. Vossman’s participation in our 2006 Executive Performance Plan terminated upon his resignation.

The Management Annual Incentive Plan includes not only Company performance requirements, but also individual participant performance requirements.  For 2008, the plan was funded through two separate funding pools, with 50% funded based on total Company performance during the plan year and the remaining 50% funded based on the performance of the individual business units during the plan year.  Any awards to our Named Officers are funded from the Company performance funding pool.

The Company performance pool is funded based on the achievement of a consolidated Company net income target.  If the minimum consolidated Company net income target is achieved or exceeded, and therefore, the pool is funded, all participants will be eligible to receive a cash incentive award from this pool.  The business unit performance pool is funded based on the achievement of an operating income target set for each business unit.  If the minimum operating income is achieved by the applicable business unit, then a pool is funded for that particular business unit.  To receive a cash incentive award from this pool, however, each participant must achieve certain individual performance objectives established for such participant at the beginning of the plan year.  For corporate staff, the business unit performance pool is funded in accordance with the mechanism for funding the Company performance pool.    All awards under the Management Annual Incentive Plan are at the discretion of our Board or Compensation Committee, and the plan may be modified, suspended or terminated at any time.

Threshold funding amounts are set for the achievement of 100% and 90% of the applicable performance target for the Company performance and business unit funding pools, respectively.  The plan provides for funding in excess of the threshold funding amount where our actual net income exceeds the net income target or actual business unit operating income exceeds the operating income target for such business unit.  For the Company performance funding pool, the threshold funding amount will be increased by one-third of the amount by which our actual net income exceeds the target.  For the business unit performance funding pool, where the actual operating income for the business unit is greater than 90% of the operating income target, this pool will be increased to an amount equal to the threshold funding amount multiplied by the percentage determined by dividing the actual operating income by the operating income target.  The plan also provides for reduced funding of the Company performance funding pool where the target net income is not achieved, but our actual net income exceeds 75% of the target.  If less than 75% of the net income target is achieved, the consolidated Company performance-based pool will not be funded; provided, however, that a minimum amount of $700,000 will be available for discretionary awards for extraordinary performance by individual participants as may be determined by our Chief Executive Officer at the end of the plan year.  The funding of each business unit performance-based pool is conditioned upon the achievement of at least 90% of the applicable business unit operating income target.  A business unit funding pool will not be funded if actual operating income is less than 90% of the target for such business unit; provided, however, that for the business unit performance funding pool that applies to corporate staff, if actual net income is less than the target net income, such pool will only be funded in an amount equal to 50% of the threshold amount for such pool.

For purposes of the Plan, consolidated net income is determined from our audited financial statements for the year and is adjusted to exclude the following:

•	losses associated with the write-down of assets of a discontinued business operation or a business operation to be liquidated,
•	gains or losses on the sale of any subsidiary, business unit or division or their assets or business,
•	gains or losses on the disposition of material capital assets or the refinancing of indebtedness,
•	losses associated with the write-down of goodwill or other intangible assets due to impairment,
•	net gains or losses from material property casualty events or condemnation awards,
•	other material income or loss, the realization of which is not directly attributable to current senior management,
•	any effect from a change in generally accepted accounting principles from those previously used, and
•	income taxes or benefits of any of the above.

In determining the net income target for the Management Annual Incentive Plan for 2008, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2008 business plan as approved by our Board of Directors in December 2007 and prior year operating results.  For 2008, the net income target for the Management Annual Incentive Plan was $19,304,000.  The Committee believed that the 2008 targets were reasonably aggressive but reachable and set at a level that promoted our compensation objectives.

In accordance with the Management Annual Incentive Plan, the following bonus payments were made to the Named Officers for the 2008 plan year:

Named Officer                                  2008 AIP Payment

J. Joseph Burgess                                         $375,000
David A. Martin                                      168,791
David F. Morris                                   199,481
Alexander J. Buehler                               116,148
Daniel E. Cowan                                      100,086

In determining the amount of such bonus payments, the Committee reviewed the Company’s operating results for 2008 against the net income target, including any adjustments to net income as described above.  In addition, in determining the bonus amount for Mr. Burgess, the Committee also considered certain other operating metrics for 2008, including earnings per share, cash flow generation and return on invested capital.  Mr. Burgess’ 2008 bonus was pro-rated based on his April 14, 2008 start date.

During 2008, certain extraordinary events and transaction activities occurred at the Company, including a proxy contest in connection with our 2008 Annual Meeting of Stockholders, negotiations and due diligence in connection with our acquisitions of The Bayou Companies, L.L.C. and its related entities and Corrpro Companies, Inc., preparations in connection with our recently completed equity offering and negotiations in connection with our new credit facility.  In recognition of the exemplary efforts of Messrs. Burgess, Martin and Morris in connection with those events and activities, the Committee awarded additional one-time bonus payments as follows:

Named Officer                                          2008 Additional Bonus

J. Joseph Burgess                                                 $125,000
David A. Martin                                                        50,000
David F. Morris                                                         50,000

In determining the amounts of such additional bonus awards for these executives, the Committee considered the recommendations of the Chief Executive Officer (other than for Mr. Burgess himself), the dedication and exceptional performance of such officers in connection with and in light of these events and tasks and their continued focus on day-to-day operations concurrently with their performance of these tasks.

Long-Term Incentive Compensation.  In order to align further the interests of our executives with those of our stockholders over the long-term, as opposed to the short-term focus of our Management Annual Incentive Plan, and to encourage the retention of our executives, the Committee provides certain long-term equity-based incentives to our executives and other key employees.  In addition, due to their levels of responsibility and duties, the Committee included a long-term cash-based incentive compensation component of the total compensation for Messrs. Burgess, Martin, Morris and Vossman under our 2006 Executive Performance Plan.  In determining the aggregate value of such executive’s long-term incentive compensation, the Committee targets values that are at 75% of the range of total incentive compensation for similarly situated executives at our peer group companies.  For Messrs. Burgess, Martin and Morris, more than 50% of their total compensation is paid in the form of long-term equity-based incentive compensation.

For 2008, the nominal values of the long-term incentive compensation for these executives were as follows:

        Nominal Value of 2008 Total Long-
Named Officer                                          Term Incentive Compensation

J. Joseph Burgess                        $1,300,000
David A. Martin                        500,000
David F. Morris                         550,000
Alexander J. Buehler                         250,000
Daniel E. Cowan                        200,000
Thomas E. Vossman                     700,000

The Committee determined that the mix of the total long-term incentive compensation for Messrs. Burgess, Martin, Morris and Vossman for 2008 was 50% stock options, 35% restricted stock and 15% long-term incentive cash.  The mix of total long-term incentive compensation for 2008 for Messrs. Buehler and Cowan was 50% stock options and 50% restricted stock.  Mr. Vossman’s 2008 equity awards and his right to receive long-term cash-based incentive compensation were forfeited in connection with his resignation of employment in September 2008.

Equity-Based Incentives.  Through equity awards, the Committee provides our key employees an opportunity to benefit from increases in the market price of our common stock, encourages key employees to acquire an ownership interest in our Company and aligns their interests with those of our stockholders.  The Committee generally makes all equity-based incentive awards during its January meeting and limits mid-year grants to newly hired or promoted employees.

Our 2006 Employee Equity Incentive Plan (the “2006 Plan”) provides for the granting of stock options, restricted stock, restricted stock units and other equity-based incentive awards to our key employees whose talents and special efforts are essential to the success of our Company.  In 2008, the Committee awarded stock options and restricted stock to our key employees, including our executives, under the 2006 Plan.

Stock Options.  The award of stock options to our executives and certain key employees represents the high-risk and potential high-return component of our long-term incentive compensation philosophy, as the potential value of a stock option can fall to zero if the price of our common stock is lower than the exercise price when the option expires.  As detailed above, the number of stock options awarded to an executive is based primarily on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to stock options.  That target dollar value is translated into a number of shares based on the estimated economic value of the award, as determined using a binomial valuation.  Stock options are granted at a price that is equal to the fair market value of a share of our common stock on the date of grant.  Stock options granted to our key employees in the United States are granted as incentive stock options to the extent allowed under Section 422 of the Internal Revenue Code.

On January 29, 2008, the Compensation Committee granted stock options to our executive officers as follows:

Named Officer                                            Options Granted

David A. Martin                                                       58,275
David F. Morris                                                        64,103
Alexander J. Buehler                                                29,138
Daniel E. Cowan                                                       23,310
Thomas E. Vossman                                                81,585

These options had an exercise price of $12.97, the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.  The options were granted pursuant to our 2006 Employee Equity Incentive Plan, which was approved by our stockholders in April 2006.  These options vest in one-third increments beginning on the first anniversary of the date of grant.  As noted above, Mr. Vossman’s option was forfeited upon his resignation in September 2008.

On April 14, 2008, in connection with his appointment as President and Chief Executive Officer, the Committee granted to Mr. Burgess an option to purchase 118,397 shares.  This option will vest in three equal installments beginning on the first anniversary of the date of grant and has an exercise price of $14.55, the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.  This option was issued as an inducement grant under the rules of The Nasdaq Global Select Market and, as such, was not issued pursuant to our 2006 Employee Equity Incentive Plan.

All outstanding stock options vest immediately upon a “change in control” of our Company, as defined in the applicable stock option agreements.

Generally, our stock options terminate seven years after the date of grant.  To the extent an option remains unexercised at the end of such seven-year period, the employee’s right to purchase shares pursuant to the option terminates.  In addition, an option will terminate upon the occurrence of certain other events.   Upon retirement, stock options terminate five years after the date of retirement, subject to the earlier expiration of the option in accordance with its seven-year term.  If an employee is terminated without cause, terminates his employment voluntarily or if employment is terminated as a result of disability, options terminate the earlier of 90 days after the date of termination of employment or the expiration of the option term.  In the event of the death of an employee (or if an employee dies during a period in which an option remains exercisable following a termination as described above), options remain exercisable for a period of one year following the employee’s death, subject to the earlier expiration of the option term.  If employment is terminated for any other reason, options terminate immediately.

We do not back-date stock options or grant stock options or other equity awards retroactively.  All options are granted with an exercise price equal to the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.  The Compensation Committee generally makes all equity-based incentive awards during its regularly scheduled January meeting and limits mid-year grants to newly-hired or promoted employees.  Due to certain pending corporate transactions and the timing of our release of our 2008 earnings, however, the Committee determined that it was appropriate to delay the annual equity grants for 2009 until after the public announcement of such transactions and the release of our 2008 earnings.  The annual equity awards for 2009 were made by the Committee on March 2, 2009 after the public announcements of the transactions and our 2008 earnings.

Restricted Stock and Restricted Stock Units.  The granting of restricted stock or restricted stock units is specifically targeted toward the retention of our executives and key employees.  Our long-term equity-based incentives have enabled us to attract and retain key employees by encouraging their ownership in our common stock.  The award of restricted stock or restricted stock units is also designed to assist executives in satisfying our Company’s ownership guidelines with respect to our common stock.

In general, restricted stock awarded to our executive officers and all key employees contains both a performance restriction and a service restriction.  The performance restriction requires the achievement of a consolidated net income target during a defined performance period, adjusted in accordance with the Management Annual Incentive Plan as discussed above.   If 100% of the restricted stock performance target is not achieved, a lesser amount of restricted stock will be awarded based on a straight-line sliding scale, so long as we achieve at least 75% of the performance goal.  The sliding scale is set such that the achievement of 75% of the performance goal will equal a reduction of the award by 50% and the failure to achieve 75% of performance goal will result in a forfeiture of the entire award.

The service restrictions on restricted stock and restricted stock unit awards lapse on the third anniversary of the date of award, unless the recipient is not an employee of our Company or any subsidiary on such date, and the awards remain subject to forfeiture until such time.  The service restrictions will, however, lapse prior to such date and the restricted stock or unit will vest immediately upon the occurrence of the recipient’s death, attainment of age 65, termination of employment as a result of disability or upon a change in control of our Company.  In addition, if we terminate a recipient’s employment without cause, the restriction will lapse and the restricted stock or unit will vest as to a percentage of the award determined by dividing the number of whole months of the recipient’s employment beginning on the date that is 18 months after the date of grant by 36.  If a recipient is terminated for cause or voluntarily terminates his employment prior to the third anniversary of the date of award, the award is forfeited.

On January 29, 2008, the Compensation Committee awarded restricted stock to our Named Officers (other than Messrs. Woods and Burgess) as follows:

Named Officer                                      Restricted Stock Awarded

David A. Martin                                                      23,179
David F. Morris                                                       25,497
Alexander J. Buehler                                               16,556
Daniel E. Cowan                                                      13,245
Thomas E. Vossman                                               32,450

The performance period applicable to such awards was from January 1, 2008 through December 31, 2008, and the applicable net income target was $19,304,000.  This net income target was achieved, and the performance restriction was therefore removed from these awards.  No restricted stock units were awarded in 2008.  As noted above, Mr. Vossman’s restricted stock award was forfeited upon his resignation in September 2008.

In connection with his appointment as President and Chief Executive Officer in April 2008, Mr. Burgess was awarded a long-term incentive restricted stock award of 52,784 shares and a one-time restricted stock award of 103,092 shares.  The long-term incentive restricted stock award had a nominal value of $455,000 on the date of award (35% of the total value of his long-term incentive compensation for 2008) and is subject to three-year cliff vesting.  This award was also subject to our achievement of the 2008 net income target.  The net income target was met, and the performance restriction was therefore satisfied.  The one-time restricted stock award is subject to a five-year cliff vesting, but is not subject to any performance restrictions.  This one-time award had a nominal value of $1,500,000 on the date of award.  These restricted stock awards were issued as inducement grants under the rules of The Nasdaq Global Select Market and, as such, were not issued pursuant to our 2006 Employee Equity Incentive Plan.

Each award of restricted stock or restricted stock units is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code by virtue of the Compensation Committee setting performance criteria for these restricted awards under our 2006 Executive Performance Plan.  See “Section 162(m) Performance-Based Compensation” below.

Cash-Based Incentives.  Long-term cash-based incentives are provided to certain of our executive officers under our 2006 Executive Performance Plan based on the level of achievement of financial and other pre-established performance criteria over a three-year performance period.  The Committee determines the participants in the 2006 Executive Performance Plan based on an executive’s level of responsibility and duties.  For these executive officers, the Committee establishes a three-year performance period and determines certain performance targets for threshold, target and maximum incentive cash payments.  For each three-year period, the target cash incentive award is set at 15% of the total dollar value of the long-term incentive compensation established for each participating executive officer.  One hundred percent of the target cash award for each executive officer is paid when we meet 100% of our three-year performance target.  A threshold payment equal to one-half of the target cash award for each executive officer is paid when we meet at least 75% of our three-year performance target, and a maximum award of two times the target award is paid when we are at least 25% over our three-year performance target.  The payment of a long-term cash incentive award may be reduced by the Compensation Committee in its sole discretion, and the granting of such awards is subject to the discretion of the Compensation Committee.

The Committee believes these awards focus the interests of our key executives on one or more of the key measures of our financial success as determined by the Compensation Committee over the longer term than the annual cash incentive payments.  Those key measures may include stock price, sales, return on equity, book value, expense management, earnings per share, free cash flow, net income, individual performance and business unit performance, as set forth in our 2006 Executive Performance Plan.

For the three-year performance period beginning in 2008 and ending in 2010, our Compensation Committee designated Messrs. Burgess, Martin and Morris as participants in the 2006 Executive Performance Plan.  The Committee set a performance target for this period of our achievement of total stockholders’ equity at December 31, 2010 of $437,112,000, subject to certain adjustments, including (i) any cash or other property dividend or distribution (including any spin-off), effective as of the time of such event and equal in amount to the fair market value of such dividend or distribution, (ii) any stock issuances by us, including the exercise of employee and director stock options, (iii) any acquisition or disposition of any business by us, whether as a stock acquisition or asset transaction, and (iv) the inclusion or exclusion of other items set forth in our Management Annual Incentive Plan or as otherwise determined by the Committee, in its sole discretion, to be extraordinary and/or non-recurring.

The Committee set a target cash incentive payout of $195,000 for Mr. Burgess, $104,167 for Mr. Martin and $114,583 for Mr. Morris for this period.  Messrs. Buehler and Cowan were not designated as participants in the 2006 Executive Performance Plan for the 2008 – 2010 period.  Mr. Vossman was previously designated as a participant in the 2006 Executive Performance Plan for the 2008 to 2010 performance period; however, due to Mr. Vossman’s termination of employment in September 2008, he is not entitled to any compensation for the 2008 – 2010 performance period.

For the three-year performance period that ended in 2008, the performance target was our achievement of total stockholders’ equity at December 31, 2008 of $416,647,382, which target was subject to adjustment for certain extraordinary and/or nonrecurring items.  Total stockholders’ equity at December 31, 2008 was $367,977,000, which was at least 75% of the required increase in total stockholders’ equity.  In light of such results and considering certain adjustments for extraordinary and/or non-recurring items, the Committee determined that Mr. Morris be awarded the threshold amount of $20,000.  Mr. Vossman was previously designated as a participant in the 2006 Executive Performance Plan for the 2006 to 2008 performance period; however, due to Mr. Vossman’s termination of employment in September 2008, he was not entitled to any compensation for the 2006 – 2008 performance period.

Other Compensation Arrangements

As discussed above, Mr. Woods served as our Interim Chief Executive Officer until Mr. Burgess’ appointment on April 14, 2008.  Following Mr. Burgess’ appointment, the Committee determined that Mr. Woods be compensated for certain transition services performed during the period from April 14, 2008 through May 31, 2008.  For such services Mr. Woods received a monthly amount of $83,333.33.

On May 18, 2008, the Committee awarded to Mr. Woods a cash bonus in the amount of $205,000 in consideration of his commitment, dedication and service to the Company during his term of service as Interim Chief Executive Officer and during the transitional period.

Mr. Vossman resigned from the Company effective September 5, 2008.  In connection with his resignation, we entered into a Consulting Agreement with Mr. Vossman, effective as of the date of his resignation through December 31, 2008.  Pursuant to the Consulting Agreement, we paid Mr. Vossman a monthly fee of $30,000 for his services during the consulting period.

Section 162(m) Performance-Based Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation to $1 million per year for our Chief Executive Officer and our four other most highly compensated officers, but it contains an exception for performance-based compensation that satisfies certain conditions.  Our 2006 Executive Performance Plan is intended to allow us to pay performance-based compensation as defined in Section 162(m).  Under our 2006 Executive Performance Plan, our Compensation Committee designates participants in various incentive programs for each fiscal year or other period set by the Committee.  Each incentive program can have its own specific performance goals or targets and performance period.  Our Compensation Committee establishes objective performance goals based upon one or more key financial measures as discussed above.  Performance goals may be determined based on any of the key measures, individually or in combination, adjusted in the manner our Compensation Committee determines in its sole discretion.

The payment of any incentive program award under our 2006 Executive Performance Plan may be reduced by our Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of our Compensation Committee.  In addition, our Board may modify or terminate this plan at any time in its discretion.

Policy on Recoupment of Incentive Compensation

On October 24, 2007, our Board of Directors adopted our Policy on Recoupment of Incentive Compensation.  This policy provides that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board of Directors or our Compensation Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to any executive officer or key employee.  For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock.  In addition to the recoupment of incentive compensation, our Board or Compensation Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence.  Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee,
•	terminating the employment of the executive officer or key employee, and
•	pursuing other legal remedies against the executive officer or key employee.

        Each executive officer or key employee that receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing such executive officer’s or key employee’s agreement with the policy and understanding that any incentive compensation made to such executive officer or key employee is conditioned upon and subject to the policy.

Stock Ownership Policy with Respect to Named Officers

We have a policy with respect to the required stock ownership levels of certain highly-compensated key employees, including our Named Officers, that was adopted by our Board of Directors on July 25, 2006 and amended and restated on January 23, 2008.  Pursuant to the policy, each of our Named Officers (other than Messrs. Woods and Vossman, who are not currently executive officers) is required to beneficially own, by no later than the third anniversary of the date he became subject to the policy, at least the number of shares of our common stock that is equal to his base salary on the date he became subject to the policy divided by the average of the closing price of our common stock for the 10 trading days prior to such date.  The required share ownership of each of our Named Officers is as follows:

Named Executive Officer	Date Subject to Policy	Subject Salary	10-Day Average Closing Price	Required Share Ownership

J. Joseph Burgess	April 14, 2008	$500,000	$14.99	33,355
David A. Martin	August 13, 2007	275,000	16.66	16,506
David F. Morris	July 25, 2006	240,000	22.52	10,657
Alexander J. Buehler	July 25, 2006	195,000	22.52	8,658
Daniel E. Cowan	October 24, 2007	215,000	15.90	13,522

Mr. Woods is subject to our policy requiring levels of stock ownership for our non-employee directors.  Pursuant to such policy, Mr. Woods is required to own 10,000 shares of our common stock no later than July 25, 2009.  To date Mr. Woods and each of the other Named Officers are in compliance with the stock ownership requirements of these policies.

Other Benefits

Standard Benefit Package.  We provide standard Company-sponsored benefit plans to all of our employees, including the Named Officers.  Such benefits include Company-sponsored insurance, retirement (defined contribution), severance benefits, 401(k) matching contributions, short-term disability insurance in the amount of 100% of each employee’s base salary at the time of disability for disabilities lasting for up to 90 days and long-term disability insurance in the amount of 60% of each employee’s base salary at the time of disability for disabilities lasting longer than 90 days from the time of the disability until the age of 65.  The long-term disability benefits are capped at $12,500 per month.  We also provide life insurance benefits in the amount of two times salary, up to $500,000, for all of our employees (except our Chief Executive Officer who has $1.0 million in life insurance benefits).  In addition, in order to provide a competitively attractive package to secure and retain executive officers, we supplement the standard benefit packages offered to all employees with appropriate executive benefits, as listed below.  The executive officers’ benefits package are designed to assist the executive officers in providing for their own financial security in a manner that recognizes individual needs and preferences.

Supplemental Benefits for Certain Executives.

Deferred Compensation Plan.  Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees.  This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts.  Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching contributions were limited to a maximum aggregate of $9,000 per employee for 2008).  Contributions in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account and the investment performance of his or her selected indices.  Participants are at all times 100% vested in their deferrals, Company-matching contributions and investment earnings.  Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect.  For a key employee participant, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of such key employee’s employment.

During 2008, Messrs. Martin and Cowan deferred $11,000 and $21,500 of their compensation, respectively, under our nonqualified deferred compensation plan.  These amounts do not include $1,285 and $5,160 in Company-matching contributions that we contributed to Mr. Martin’s and Mr. Cowan’s accounts, respectively, under the plan during 2008.

Other Benefits.  We provide to each of our executive officers a cellular phone with e-mail capabilities.

Compensation Committee Report

The responsibilities of the Compensation Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Juanita H. Hinshaw, Chair        Stephanie A. Cuskley

 John P. Dubinsky

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the
Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

*           *           *

Compensation in Last Fiscal Year

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2008, 2007 and 2006, if applicable, for all persons who served as our principal executive officer or principal financial officer during 2008, the three other most highly compensated executive officers of our Company and a former executive officer who otherwise would have been named as one of our three most highly-paid executive officers, except for his resignation prior to the end of the year (collectively, the “Named Officers”):

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

J. Joseph Burgess (6) Chief Executive Officer and President	2008	$358,013	$ 398,984	$265,909	$500,000	$ 46,139	$1,569,045
Alfred L. Woods Chairman of the Board and Former Interim Chief Executive Officer	2008 2007	– –	780,601(7) 138,944	– –	– –	461,914 (8) 46,000	1,242,515 184,944
David A. Martin Vice President and Chief Financial Officer	2008 2007 2006	275,000 267,025 178,075	149,457 28,123 –	278,552 237,764 42,305	218,791 – 65,000	10,160 18,695 19,817	931,960 551,607 305,197
David F. Morris Senior Vice President, General Counsel and Chief Administrative Officer	2008 2007 2006	325,000 306,597 240,000	189,095 82,970 30,960	226,579 201,866 141,671	269,481 – 72,000	10,160 20,691 22,679	1,020,315 612,124 507,310
Alexander J. Buehler (9) Vice President – Marketing and Technology	2008 2007 2006	228,750 214,846 195,000	132,870 78,076 47,797	89,521 45,338 68,673	116,148 – 34,000	9,156 15,704 11,439	576,445 353,964 356,909
Daniel E. Cowan (10) Vice President – Strategic Business Initiatives	2008 2007 2006	215,000 180,208 37,500	83,788 5,893 –	93,156 43,368 12,624	100,086 – 5,000	9,139 34,575 25,964	501,169 264,044 81,088
Thomas E. Vossman (11) Former Senior Vice President and Chief Operating Officer	2008 2007 2006	253,782 370,001 310,000	132,511 131,875 48,981	5,417 251,031 247,648	– – 70,000	262,396 20,475 20,620	654,106 773,382 697,249
_______________

(1)	Includes amounts earned but deferred at the election of the executive officer under our nonqualified deferred compensation plan.

(2)
Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) with respect to deferred stock units, in the case of Mr. Woods, and restricted stock and restricted stock units for the other Named Officers.  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on March 2, 2009, for a discussion regarding the valuation of our stock awards.

(3)
Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) with respect to options to purchase shares of our common stock, net of forfeitures, awarded to Named Officers (other than Mr. Woods).  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on March 2, 2009, for a discussion regarding the valuation of our option awards.

(4)
Represents bonuses awarded under our Management Annual Incentive Plan.  With respect to Mr. Morris, 2008 also includes a $20,000 cash payment under our 2006 Executive Performance Plan in connection with his long-term incentive cash award for the performance period of January 1, 2006 through December 31, 2008.

(5)
Represents the following amounts paid or accrued in 2008:  Mr. Burgess, $960 in term life insurance premiums and $45,179 in relocation expenses; Mr. Martin, $9,200 in employer-matching contributions under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan and $960 in term life insurance premiums;  Mr. Morris, $9,200 in employer-matching contributions under our 401(k) Profit Sharing Plan and $960 in term life insurance premiums;  Mr. Buehler, $8,278 in employee-matching contributions under our 401(k) Profit Sharing Plan and  $878 in term life insurance premiums; Mr. Cowan, $8,313 in employer-matching contributions under our 401(k) Profit Sharing Plan and nonqualified compensation plan and $826 in term life insurance premiums; and Mr. Vossman, $800 in term life insurance premiums, $9,200 in employer-matching contributions under our 401(k) Profit Sharing Plan, $192,396 in severance payments and $60,000 in consulting fees.

(6)	Mr. Burgess joined our Company on April 14, 2008.

(7)
Includes the awards of 33,291 and 8,745 deferred stock units awarded to Mr. Woods in connection with his service as our Interim Chief Executive Officer on August 13, 2007 and March 3, 2008, respectively, each of which award vested on April 14, 2008 upon the appointment of Mr. Burgess as our President and Chief Executive Officer, and 7,732 deferred stock units awarded on June 11, 2008 in connection with Mr. Woods’ service as the Chairman of our Board of Directors.

(8)
Mr. Woods served as our Interim Chief Executive Officer from August 13, 2007 through April 14, 2008.  Mr. Woods did not receive a salary for his service as Interim Chief Executive Officer in 2007; rather he received compensation in the form of deferred stock units.  During 2008, Mr. Woods received $256,322 for services rendered as Interim Chief Executive Officer and $127,778 for services rendered during the transition period while assisting the new Chief Executive Officer.  Additionally, he received $77,814 in director’s fees after resuming his duties as Chairman of the Board.

(9)
Mr. Buehler served as an executive officer in the position of Vice President – Marketing and Technology through December 31, 2008.  As of January 1, 2009, Mr. Buehler serves as our Vice President – Europe, a non-executive position.

(10)
Mr. Cowan joined our Company on September 28, 2006.  Mr. Cowan served as an executive officer in the position of Vice President – Strategic Business Initiatives through December 31, 2008.  As of January 1, 2009, Mr. Cowan serves as our Vice President – Asia/Pacific, a non-executive position.

(11)	Mr. Vossman resigned on September 5, 2008.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards earned for the fiscal year ended December 31, 2008 for the Named Officers (other than Mr. Vossman):
Name (1)	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(3)	Maximum (#)

J. Joseph Burgess	4/14/08	—	—	—	—	155,876 (5)	—	—	—	—	$2,267,996
	4/14/08	—	—	—	—	—	—	—	118,397(6)	$14.55	650,000
	4/14/08	$135,417	$270,833	$541,666

Alfred L. Woods	3/03/08	—	—	—	—	—	—	8,745 (6)	—	—	116,658
	6/11/08	—	—	—	—	—	—	7,732 (7)	—	—	138,944

David A. Martin	1/29/08	—	—	—	—	23,179	—	—	—	—	300,632
	1/29/08	—	—	—	—	—	—	—	58,275	12.97	305,361
	1/29/08	52,083	104,167	208,333

David F. Morris	1/29/08	—	—	—	—	25,497	—	—	—	—	330,696
	1/29/08	—	—	—	—	—	—	—	64,103	12.97	335,900
	1/29/08	57,292	114,583	229,167

Alexander J. Buehler	1/29/08	—	—	—	—	16,556	—	—	—	—	214,731
	1/29/08	—	—	—	—	—	—	—	29,138	12.97	152,683

Daniel E. Cowan	1/29/08	—	—	—	—	13,245	—	—	—	—	171,788
	1/29/08	—	—	—	—	—	—	—	23,310	12.97	122,144
_______________

(1)	All awards to Mr. Vossman in 2008 were forfeited upon his resignation on September 5, 2008.

(2)
Represents estimated future payouts under our Long-Term Incentive Plan for the 2008 – 2010 performance period.  The target amount is earned if performance targets are achieved.  Any awards earned under our Long-Term Incentive Plan for the 2008 – 2010 performance period would be paid in 2011.

(3)
Represents the number of shares of restricted stock awarded in 2008.  These shares of restricted stock, other than the 103,092 shares of restricted stock awarded to Mr. Burgess on April 14, 2008, will fully vest on January 29, 2011, provided that employment continues through such date.

(4)
Represents the grant date fair value of (i) $12.97 per share for the restricted stock awards and $5.24 per share for the stock option grants to the Named Officers (other than Mr. Burgess) on January 29, 2008; (ii) $14.55 per share for the restricted stock awards and $5.49 per share for the stock option grants on to Mr. Burgess on April 14, 2008; and (iii) $13.34 per share for the deferred stock units awarded to Mr. Woods on March 3, 2008 and $17.97 for the deferred stock units awarded to Mr. Woods on June 11, 2008, each computed in accordance with FAS 123(R).  Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on March 2, 2009, for a discussion regarding the valuation of our stock and option awards.

(5)
These awards were issued as “inducement” grants” under the rules of the Nasdaq Global Select Market and, as such, were not issued pursuant to the Company’s 2006 Employee Equity Incentive Plan.  Represents awards of 52,784 and 103,092 shares of restricted stock on April 14, 2008 that will fully vest on April 14, 2011 and April 14, 2013, respectively, provided Mr. Burgess’ employment continues through such dates.

(6)
Mr. Woods was awarded 26,236 deferred stock units on March 3, 2008 in connection with his service as Interim Chief Executive Officer.  This award of deferred stock units was subject to a pro rata adjustment in the event Mr. Woods’ service as Interim Chief Executive Officer was completed prior to August 12, 2008.  Upon the appointment of Mr. Burgess as our new President and Chief Executive Officer on April 14, 2008, this award was adjusted downward to 8,745 deferred stock units to reflect the actual period of Mr. Woods’ service as Interim Chief Executive Officer in 2008.

(7)	Mr. Woods was awarded 7,732 deferred stock units in June 2008 as director compensation.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

The dollar amounts of “Stock Awards” shown in the Summary Compensation Table represent the amounts recognized by our Company for financial statement reporting purposes in 2008 as follows:  (i) deferred stock units awarded to Mr. Woods in connection with his service as our Interim Chief Executive Officer on August 23, 2007 and March 3, 2008 in the amounts of 33,291 ($524,999) and 8,745 ($116,658), respectively, which awards vested on April 14, 2008, and in connection with his service on our Board of Directors in the amount of 7,732 deferred stock units on June 11, 2008 ($138,944); and (ii) shares of restricted stock or restricted stock units awarded to the other Named Officers as follows:  Mr. Burgess, 52,784 shares of restricted stock on April 14, 2008 ($183,761) and 103,092 shares of restricted stock on April 14, 2008 ($215,223); Mr. Martin, 23,179 shares of restricted stock on January 29, 2008 ($92,713), 8,340 restricted stock units on August 23, 2007 ($43,921) and 1,500 restricted stock units on January 11, 2007 ($12,823); Mr. Morris, 25,497 shares of restricted stock on January 29, 2008 ($101,985), 2,661 restricted stock units on August 23, 2007 ($14,013), 5,430 restricted stock units on January 11, 2007 ($46,421), 3,600 shares of restricted stock on January 5, 2006 ($23,334) and 2,000 shares of restricted stock on May 5, 2005 ($3,342); Mr. Buehler, 16,556 shares of restricted stock on January 29, 2008 ($66,222), 3,622 restricted stock units on January 11, 2007 ($30,964), 4,500 restricted stock units on January 5, 2006 ($29,168) and 3,900 restricted stock units on May 5, 2005 ($6,516); Mr. Cowan, 13,245 shares of restricted stock on January 29, 2008 ($52,978) and 6,416 restricted stock units on October 23, 2007 ($30,810); and Mr. Vossman, 9,510 restricted stock units on January 11, 2007 ($100,128), 5,200 shares of restricted stock on January 5, 2006 ($25,699) and 4,000 shares of restricted stock on May 5, 2005 ($6,684).

The dollar amounts of “Option Awards” shown in the Summary Compensation Table represent the amounts recognized by our Company for financial statement reporting purposes in 2008 as follows:  Mr. Burgess, 118,397 options on April 14, 2008 ($265,909);  Mr. Martin, 58,275 options on January 29, 2008 ($163,415), 53,106 options on August 23, 2007 ($111,507), 4,000 options on January 5, 2006 ($2,759) and 4,500 options on May 5, 2005 ($871);  Mr. Morris, 64,103 options on January 29, 2008 ($179,760), 14,451 options on August 23, 2007 ($30,342), 20,100 options on January 5, 2006 ($13,863) and 13,500 options on May 5, 2005 ($2,614);  Mr. Buehler, 29,138 options on January 29, 2008 ($81,708), 9,700 options on January 5, 2006 ($6,690) and 5,800 options on May 5, 2005 ($1,123); Mr. Cowan, 23,310 options on January 29, 2008 ($65,364), 7,592 options on October 23, 2007 ($19,335) and 4,000 options on November 28, 2006 ($8,457); and Mr. Vossman, 34,300 options on January 5, 2006 ($382) and 26,000 options on May 5, 2005 ($5,035).

The Summary Compensation Table reflects certain bonuses paid to Named Officers under our 2008 Management Annual Incentive Plan, additional bonuses for certain extraordinary events and long-

term incentive cash compensation under our 2006 Executive Performance Plan.  The amounts paid to the Named Officers (other than Mr. Woods and Mr. Vossman) were as follows:  Mr. Burgess, $375,000 under the Management Annual Incentive Plan and $125,000 in additional bonus compensation; Mr. Martin, $168,791 under the Management Annual Incentive Plan and $50,000 in additional bonus compensation; Mr. Morris, $199,481 under the Management Annual Incentive Plan, $50,000 in additional bonus compensation and $20,000 in long-term incentive cash compensation under the 2006 Executive Performance Plan; Mr. Buehler, $116,148 under the Management Annual Incentive Plan; and Mr. Cowan, $100,086 under the Management Annual Incentive Plan.  Mr. Vossman received no bonus compensation in 2008 due to his resignation on September 5, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2008, held by the Named Officers (other than Mr. Vossman):

	Option Awards					Stock Awards
Name (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

J. Joseph Burgess	—	118,397	—	$14.55	4/14/15	—	—	—	—
	—	—	—	—	—	155,876	$3,069,198	—	—

Alfred L. Woods	7,500	—	—	28.94	2/17/10	—	—	—	—
	7,500	—	—	29.06	3/19/11	—	—	—	—
	7,500	—	—	23.85	6/03/12	—	—	—	—
	—	—	—	—	—	—	—	—	—

David A. Martin	2,750	—	—	29.06	3/19/11	—	—	—	—
	4,353	—	—	23.92	2/25/12	—	—	—	—
	2,750	—	—	12.50	3/7/10	—	—	—	—
	3,750	—	—	16.26(4)	5/25/11	—	—	—	—
	1,250	—	—	15.50	5/25/11	—	—	—	—
	4,500	—	—	14.65	5/5/12	—	—	—	—
	4,000	—	—	19.41	1/5/13	—	—	—	—
	39,828	13,278	__	15.77	1/11/14	—	—	—	—
	19,424	38,851	__	12.97	1/29/15	—	—	—	—
	—	—	—	—	—	33,019	650,144	—	—

David F. Morris	13,500	—	—	14.65	5/5/12	—	—	—	—
	20,100	—	—	19.41	1/5/13	—	—	—	—
	10,839	3,612	—	15.77	1/11/14	—	—	—	—
	21,367	42,736	—	12.97	1/29/15	—	—	—	—
	—	—	—	—	—	37,188	732,232	—	—

Alexander J. Buehler	1,500	—	__	16.11	7/29/11	—	—	—	—
	5,800	—	—	14.65	5/5/12	—	—	—	—
	9,700	—	—	19.41	1/5/13	—	—	—	—
	9,712	19,426	—	12.97	1/29/15	—	—	—	—
	—	—	—	—	—	24,678	485,910	—	—

Daniel E. Cowan	3,796	3,796	—	14.38	10/23/14	—	—	—	—
	7,769	15,541	—	12.97	1/29/15	—	—	—	—
						19,661	387,125
_______________

(1)
Mr. Vossman resigned his employment on September 5, 2008.  In connection with his resignation, all unvested awards were forfeited.  Certain awards of restricted stock vested by their terms and his vested but unexercised options have expired by their terms.

(2)
Represents the number of shares of restricted stock or restricted stock units awarded as follows:  Mr. Burgess, 103,092 and 52,784 shares of restricted stock on April 14, 2008; Mr. Martin, 23,179 shares of restricted stock on January 29, 2008, 8,340 restricted stock units on August 23, 2007 and 1,500 restricted stock units on January 11, 2007;  Mr. Morris, 25,497 shares of restricted stock on January 29, 2008, 2,661 restricted stock units on August 23, 2007, 5,430 restricted stock units on January 11, 2007 and 3,600 shares of restricted stock on January 1, 2006; Mr. Buehler, 16,556 shares of restricted stock on January 29, 2008, 3,622 restricted stock units on January 11, 2007 and 4,500 shares of restricted stock on January 1, 2006; and Mr. Cowan 13,245 shares of restricted stock on January 29, 2008 and 6,416 restricted stock units on October 23, 2007.  The awards of restricted stock or restricted stock units will fully vest on the third anniversary of the date of award, except that the awards of restricted stock units to Mr. Morris and Mr. Martin on August 23, 2007 shall vest on January 11, 2010; provided, however, that in each case employment continues through such date.

(3)
Represents the value of shares of restricted stock and restricted stock units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2008 ($19.69 per share).

(4)
Effective December 29, 2006, the exercise price with respect to 3,750 options granted to Mr. Martin on May 25, 2004 was increased from $15.50 to $16.26 in order to avoid a 20% excise tax at exercise of the options under Section 409A of the Internal Revenue Code of 1986, as amended.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by the Named Officers and the vesting of stock awards previously granted to the Named Officers during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

J. Joseph Burgess	—	—	—	—
Alfred L. Woods	15,000	$70,350	19,846	$297,690
David A. Martin	—	—	—	—
David F. Morris	—	—	2,000	35,140
Alexander J. Buehler	—	—	3,900	68,523
Daniel E. Cowan	—	—	—	—
Thomas E. Vossman	—	—	13,497	237,237

Nonqualified Deferred Compensation

The following table sets forth information concerning contributions, earnings and balances under our nonqualified deferred contribution plan for the Named Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

David A. Martin	$11,000	$1,285	$(8,450)	—	$19,224
David F. Morris	—	—	(12,572)	—	18,605
Daniel E. Cowan	21,500	5,160	(5,773)	—	20,887
____________

(1)	Named Officer and registrant contributions also are reported in the “Salary” and “Other Compensation” columns, respectively, of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

      Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees.  This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts.  Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching contributions were limited to a maximum aggregate of $9,200 per employee for 2008).  Contributions in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account and the investment performance of his or her selected indices.  Participants are at all times 100% vested in their deferrals, Company-matching contributions and investment earnings.  Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect.  For a key employee participant, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of such key employee’s employment.  The nonqualified deferred compensation plan is intended to comply with Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder.

During 2008, Messrs. Martin and Cowan deferred $11,000 and $21,500 of their compensation, respectively, under our nonqualified deferred compensation plan.  These amounts do not include $1,285 and $5,160 in Company-matching contributions that we contributed to Mr. Martin’s and Mr. Cowan’s accounts, respectively, under the plan during 2008.  Mr. Morris deferred no compensation and no Company-matching contributions were made to Mr. Morris’ account under the nonqualified deferred compensation plan during 2008.

Change of Control, Severance and Termination

In connection with his resignation, we entered into an Executive Separation and Release Agreement with Mr. Vossman, effective as of September 5, 2008 (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Vossman is entitled to receive an aggregate severance payment in the amount of $265,000 (the “Severance Payment”) in exchange for certain representations and covenants, including covenants of confidentiality, non-solicitation and non-competition, as well as a full release of us from all claims.

Under the Separation Agreement, the Severance Payment is being paid as follows:  (i) a lump-sum payment of $162,500 was made on September 12, 2008, and (ii) additional payments in the aggregate amount of $102,500 payable in equal semi-monthly installments over twelve months that began in September 2008 and will end in August 2009.  During 2008, Mr. Vossman received payments in connection with the Severance Payment equal to $192,396.

The Separation Agreement supersedes and terminates all other prior agreements regarding severance between us and Mr. Vossman.  Other than as set forth in the Separation Agreement, we owe no other payments for severance or termination benefits to Mr. Vossman.

Effective March 1, 2008, we adopted a Severance Policy that would provide for severance payments to Named Officers at the rate of twelve weeks of base salary, plus two additional weeks of base salary for each full year of continuous service time with our Company; provided, however, that the Named Officers would not receive less than twelve nor more than 42 weeks of base salary.  This Severance Policy would apply where a Named Officer in good standing with our Company is involuntarily terminated without cause, the Named Officer completed a minimum of six months continuous service time and the termination was not due to a violation of our Code of Conduct.

       The award agreements in connection with our stock option, restricted stock and restricted stock unit awards granted to our key employees provide that upon a change in control of our Company, all outstanding unvested equity awards will immediately vest.

If such a change in control event would have occurred as of December 31, 2008, the amount of compensation that would have been recognized by our Company for unvested awards of our Named Officers as of such date would have been:

Named Officer	Amount Recognized for Stock Option Awards ($)	Amount Recognized for Restricted Stock or Restricted Stock Unit Awards ($)

J. Joseph Burgess	$323,488	$1,869,012
David A. Martin	158,914	292,938
David F. Morris	140,996	299,463
Alexander J. Buehler	59,045	180,554
Daniel E. Cowan	62,008	174,369
TOTAL	$744,451	$2,816,336

The employment letter between our Company and J. Joseph Burgess dated April 4, 2008 provides for certain severance benefits in connection with certain termination events.  If during the first 24 months of his employment Mr. Burgess (i) is terminated by us for reasons other than “Cause” (as defined in the employment letter), or (ii) following a “Change in Control” (as defined in the employment letter), terminates his employment with us for “Good Reason” (as defined in the employment letter), he shall receive a severance payment equal to 24 months of his current base salary and 24 months of the monthly cost of medical and dental insurance that was provided by us at such time.  Any such severance payments owed after the first 12 months of employment but prior to the end of the initial 24 month period shall be reduced by any amount that Mr. Burgess receives as compensation from a successor employer.  If Mr. Burgess’ employment is terminated by us for reasons other than “Cause” after the initial 24-month period, the severance payment would be reduced to 12 months of his current base salary and 12 months of the monthly cost of medical and dental insurance that was provided by us at such time.  A severance payment would be made in either 24 or 12 equal monthly installments, depending on the period in which the termination occurs.

Any severance payments made pursuant to Mr. Burgess’ employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Burgess, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

The following table illustrates the potential cash payments to be received by Mr. Burgess under the above-referenced termination events:

	Involutary Termination without Cause Following Change in Control		Volutary Termination for Good Reason Following Change in Control
Type of Payment	First 24 Months(1)	After 24 Months	First 24 Months(1)	After 24 Months

Base Salary(2)	$1,000,000	$500,000	$1,000,000	N/A
Medical Insurance Cost(3)	13,015	6,508	13,015	N/A
Dental Insurance Cost(4)	1,338	669	1,338	N/A
Long-Term Performance Cash(5)	155,278	155,278	155,278	N/A
TOTAL	$1,169,631	$662,455	$1,169,631	N/A
         ____________________

(1)
Does not include any amount by which the severance payment would be reduced for compensation received from a successor employer, for any severance payment owed due to a termination event occurring after the first 12 months of employment and prior to the end of the initial 24-month period.

(2)	Assumes Mr. Burgess’ base salary on December 31, 2008 of $500,000.

(3)	Based on a current monthly medical insurance cost to us of $542.31 as of December 31, 2008.

(4)	Based on a current monthly dental insurance cost to us of $55.77 as of December 31, 2008.

(5)
Assumes a termination at the end of the twelfth full month of employment, where the amount owed would be equal to one-third of each of the target long-term performance cash awards for the 2008 – 2010 and 2009 – 2011 performance periods.

Information Concerning Certain Stockholders

The table below sets forth certain information as of February 27, 2009 with respect to the number of shares of our common stock owned by:

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation” (other than Mr. Vossman),
•	each of our directors and director nominees,
•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and
•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,485,159(2)	9.06%
Invesco, Ltd. 1360 Peachtree Street, NE Atlanta, Georgia 30309 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . .	2,338,459(3)	6.08
Pictet Asset Management SA 60 Route Des Acacias Geneva 73, Switzerland CH-12 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,965,000(4)	5.11
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,951,587(5)	5.07
Alexander J. Buehler . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	53,971(6)	— (7)
J. Joseph Burgess . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . .	195,342(8)	— (7)
Stephen P. Cortinovis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61,174(9)	— (7)
Daniel E. Cowan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	34,527(10)	— (7)
Stephanie A. Cuskley . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21,908(11)	— (7)
John P. Dubinsky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45,826(12)	— (7)
Juanita H. Hinshaw . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45,174(13)	— (7)
David A. Martin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	117,219(14)	— (7)
David F. Morris . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	123,085(15)	— (7)
Alfred L. Woods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	105,789(16)	— (7)
Directors and executive officers as a group (9 persons)(18) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	815,620(17)	2.12%
 __________

(1)
Except as otherwise indicated, as of February 27, 2009, all shares are owned with sole voting and investment power.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire on or within 60 days after February 27, 2009, including through the exercise of stock options and in connection with deferred stock units.  References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after February 27, 2009.  A director would only receive shares of common stock in connection with deferred stock units within 60 days after February 27, 2009 if the director’s service on the board terminated during that time period.  Also included are shares of restricted stock, over which the individual has voting power, but no investment power.

(2)
The information provided herein is based on a Schedule 13G filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 13, 2009.  T. Rowe Price Associates, Inc. has sole voting power with respect to 1,104,609 shares of our common stock and sole dispositive power with respect to 3,485,159 shares of our common stock.  These securities are owned by various individual and institutional investors, including the fund (which owns 1,655,000 shares, representing 4.3% of the shares outstanding, over which the fund has sole voting power), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(3)
The information provided herein is based on a Schedule 13G filed by Invesco, Ltd. with the Securities and Exchange Commission on February 9, 2009, on behalf of the following subsidiaries:  PowerShares Capital Management LLC, Invesco Asset Management Limited, Invesco Asset Management Ireland Limited and Invesco National Trust Company (collectively, the “Subsidiaries”).  The information in the Schedule 13G indicates that the Subsidiaries have sole voting and dispositive power with respect to 2,338,459 shares.

(4)
The information provided herein is based on a Schedule 13G/A filed by Pictet Asset Management SA with the Securities and Exchange Commission on February 9, 2009.  The information in the Schedule 13G/A indicates that Pictet Asset Management SA, has sole voting and dispositive power with respect to all of these shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Pictet Asset Management SA is deemed to be a beneficial owner of these securities; however, Pictet Asset Management SA expressly disclaims that it is, in fact, the beneficial owner of these securities.

(5)
The information provided herein is based on a Schedule 13G filed by Barclays Global Investors NA with the Securities and Exchange Commission on February 6, 2009.  The information in the Schedule 13G indicates that Barclays Global Advisors, an investment adviser, is the beneficial owner of 1,951,587 shares and has sole voting power with respect to 1,491,181 of these shares and sole dispositive power with respect to all 1,951,587 of these shares.  The shares reported are held by Barclays Global Investors, NA in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)	Represents 7,081 shares of common stock; options to purchase 26,712 shares of stock, 16,556 shares of restricted stock and 3,622 restricted stock units.

(7)	Less than one percent.

(8)	Represents options to purchase 39,466 shares of stock and 155,876 shares of restricted stock.

(9)	Represents 18,000 shares of common stock, options to purchase 22,500 shares of stock and 20,674 deferred stock units.

(10)	Represents 301 shares of common stock, options to purchase 14,565 shares of stock, 13,245 shares of restricted stock and 6,416 restricted stock units.

(11)	Represents 11,159 shares of common stock and 10,749 deferred stock units.

(12)	Represents 11,952 shares of common stock, options to purchase 15,000 shares of stock and 18,874 deferred stock units.

(13)	Represents 2,000 shares of common stock, options to purchase 22,500 shares of stock and 20,674 deferred stock units.

(14)	Represents 1,595 shares of common stock, options to purchase 82,605 shares of stock, 23,179 shares of restricted stock and 9,840 restricted stock units.

(15)	Represents 15,600 shares of common stock, options to purchase 65,806 shares of stock, 33,588 shares of restricted stock and 8,091 restricted stock units.

(16)	Represents 24,242 shares of common stock, options to purchase 22,500 shares of stock and 59,047 deferred stock units.

(17)	Includes options to purchase 314,546 shares of stock, 247,080 shares of restricted stock, 27,969 restricted stock units and 130,018 deferred stock units.

(18)	Does not include ownership of Thomas E. Vossman, as Mr. Vossman is no longer an employee of our Company.

Related-Party Transactions

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000.  It is our policy that executive management notify the Audit Committee of any transaction that may be deemed a related-party transaction.  Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest.  Our Code of Conduct, which may be found on our website at www.insituform.com under Investors/Corporate Governance, prohibits our directors, officers and employees from engaging in specified activities without prior approval of management or our Board or Audit Committee, as appropriate.  Activities that may constitute a conflict of interest with our Company and require prior approval include: (i) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (ii) having a substantial business interest in a company competing with or doing business with our Company; (iii) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (iv) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise.  Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2008, we had no related-party transactions.

Section 16(A) Beneficial Ownership Reporting Compliance

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934 and written representations that no other reports were required to be filed, we believe that during 2008 all filing requirements applicable to our directors, officers and 10% stockholders under Section 16(a) were satisfied.  With the exception of one late filing of a Form 4 by Mr. Burgess, all such reports were timely filed.  Mr. Burgess was required to report on or before April 16, 2008 his awards of a stock option and restricted stock made on April 14, 2008.  Due to a delay in the receipt of an Edgar filer code for Mr. Burgess, the required filing was made on April 17, 2008.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)(2)	1,364,305	$18.32	1,483,176
Equity compensation plans not approved by security holders (3)	274,273	14.55	—
Total	1,638,578	$17.69	1,483,176

(1)
The number of securities to be issued upon exercise of granted/awarded options, warrants and rights includes 914,376 stock options, 319,911 stock awards and 130,018 deferred and restricted stock units outstanding at December 31, 2008.

(2)
On March 2, 2009, our annual equity grants to officers and key employees and a special equity grant to a new employee were made, which included an aggregate of 322,034 stock options and 383,621 restricted stock awards.  Taking into account such grants and as of such date, the number of securities to be issued upon exercise of granted/awarded options, warrants and rights is 2,069,960 with a weighted-average exercise price of $16.45, leaving 777,521 securities available for issuance under our equity compensation plans.

(3)
On April 14, 2008, the Company granted J. Joseph Burgess a non-qualified stock option to purchase 118,397 shares of the Company’s common stock, a performance-based award of 52,784 shares of restricted stock and a one-time award of 103,092 shares of restricted stock in connection with his appointment as the Company’s President and Chief Executive Officer. These awards were issued as “inducement grants” under the rules of the Nasdaq Global Select Market and, as such, were not issued pursuant to our 2006 Employee Equity Incentive Plan.

PROPOSAL 2:  APPROVAL OF THE 2009 EMPLOYEE EQUITY INCENTIVE PLAN

        Our Board of Directors has adopted, subject to stockholder approval, the 2009 Employee Equity Incentive Plan (the “2009 Plan”).  If the 2009 Plan is approved by stockholders, our Board of Directors intends to terminate the 2006 Employee Equity Incentive Plan (the “2006 Plan”), which would otherwise expire on April 25, 2016, and cancel the authority to grant new awards under the 2006 Plan. There are currently approximately 631,767 shares which are authorized for issuance, and not otherwise subject to an outstanding award, under the 2006 Plan which will no longer be available for future awards upon the approval of the 2009 Plan.  The cancellation of the 2006 Plan will not terminate or otherwise affect the outstanding awards under the 2006 Plan.

The 2009 Plan provides for the granting of stock options and other stock-based awards to our key employees.  Our Board of Directors believes that it is in our best interest to have sufficient shares available under the plan for awards to key employees, whose talents and special efforts are essential to our continued progress.  In addition, our Board of Directors believes that the plan advances the interests of our company and stockholders by encouraging key employees to acquire an ownership interest in our company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to remain employees over the long term.

The maximum number of shares of our common stock which is being authorized for issuance under the 2009 Plan is 2,500,000, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance.

The complete text of the 2009 Plan is attached as Appendix A.  The following summary of the plan is subject to the provisions contained in the complete text of the plan.

Description of the 2009 Plan

Administration.  The 2009 Plan will be administered by our Board of Directors or our Compensation Committee (the “Administrator”).  The Administrator will have exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Eligibility. Officers and key employees of our company and subsidiaries will be eligible to participate.  The Administrator has the sole discretion to designate which employees among the eligible participants will receive awards under the plan.

Shares Subject to the Plan. An aggregate of 2,500,000 shares of our common stock are being authorized for issuance under the 2009 Plan, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance.  Only shares underlying awards that expire, are cancelled or are forfeited will be added back into the share pool for future awards under the plan.  Shares subject to awards under the plan that are withheld, or otherwise remitted, in payment of the purchase price of an option or stock appreciation right or in satisfaction of a tax withholding obligation with respect to an award shall not be added back into the share pool for future awards under the plan.

Shares underlying awards where the benefit is not limited to the increase of value of the shares subject to the award over the fair value of the shares at the grant date of the award (such as options and stock appreciation rights) will count against the number of shares available for issuance under the plan at the rate of 1.44 shares for each share subject to these type of awards.

Types of Awards; Annual Limits on Awards.  Stock appreciation rights, restricted stock, performance awards, stock options and stock units may be granted. The maximum number of shares subject to stock options or stock appreciation rights that may be awarded in any calendar year to any individual may not exceed 500,000 shares, subject to the adjustment provisions under the plan.

                          Stock Appreciation Rights.  Stock appreciation rights entitle the holder to receive a payment equal to the difference between the fair market value of our common stock at the time  of exercise of the stock appreciation right and the base price of the stock appreciation right established by the Administrator at the time of grant.  The base price established by the Administrator may not be less than the fair market value of a share of our common stock on the grant date of the award.  At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a stock appreciation right, and may determine whether a stock appreciation right may be exercised (i) in lieu of the exercise of an option; (ii) in conjunction with the exercise of a stock option; (iii) upon lapse of a stock option; and/or (iv) independent of the exercise of a stock option.  In the Administrator’s discretion, the value of a stock appreciation right may be paid in cash or common stock, or a combination thereof.  The Administrator will establish the term of any stock appreciation rights provided that stock appreciation rights may not be exercised more than ten years from the date of grant.  Dividend equivalents will not be awarded in conjunction with a stock appreciation right.

          Restricted Stock.  Restricted stock are shares of our common stock that are subject to the restrictions or conditions specified by the Administrator at the time of grant.  The Administrator may issue shares of restricted stock either as a stock bonus or at a purchase price below the fair market value of our stock on the date of award.  During the period that the stock is restricted, holders will be entitled to receive all dividends and other distributions made in respect of the restricted stock and to vote the restricted stock without limitation.

          Performance Awards.  In the discretion of the Administrator, performance awards entitle the holder to receive shares of our common stock or cash, or both, upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a performance period that may not exceed five years. The holder has no right to receive dividends or dividend equivalents on or to vote shares subject to performance awards until the shares are actually earned and issued.

          Stock Options.  Stock options entitle the holder to purchase common stock at a purchase price established by the Administrator on the date of grant.  The purchase price of any stock option may not be less than the fair market value of our common stock on the date of grant.  The Administrator will determine the terms and conditions of such stock options, including whether the options will be incentive stock options under Section 422 of the federal tax code or nonqualified stock options, and the times at which such stock options will be exercisable.  No incentive stock option that first become exercisable in a particular calendar year may be granted to an individual if the aggregate fair market value of common stock underlying all incentive stock options held by the individual that are exercisable for the first time in that calendar year exceeds $100,000.

          Stock Units.  Stock units represent the right to receive shares of our common stock at a time or upon terms designated in the award agreement.  The holder has no right to receive dividends or dividend equivalents on or to vote shares subject to stock units until the shares are actually issued and received.

Effective Date, Amendments and Duration. The 2009 Plan will be effective upon approval of our stockholders at the 2009 annual meeting.

Amendment or Modification of 2009 Plan; No Unilateral Action on Outstanding Awards.  Our Board of Directors may amend or modify the 2009 Plan at any time except an amendment or modification (i) increasing the number of shares of common stock that may be issued under the plan; (ii) increasing the amount or type of benefits that may be granted under the plan; or (iii) modifying the eligibility requirements for benefits under the plan, each of which requires the prior approval of our stockholders.  The Administrator may not reduce the amount, or change the terms and conditions, of any outstanding award without the holder’s prior consent.

Prohibition on Repricing of Awards.  Without the prior approval of our stockholders, the Administrator may not effect a repricing of any stock options or other benefits granted under the 2009 Plan.  A repricing will be deemed to mean any of the following or any action that has a similar effect: (i) the lowering of the purchase price of an option or other award after it is granted; (ii) the canceling of an option or other award in exchange for another option or award at the time that the purchase price of the cancelled option or award exceeds the fair market value of the underlying stock, unless the cancellation or exchange occurs in the context of a merger, acquisition or other similar transaction; (iii) the purchase of an option or other award for cash or other consideration at a time when the purchase price of the purchased option or award exceeds the fair market value of the underlying stock, unless the purchase or exchange occurs in the context of a merger, acquisition or other similar transaction; or (iv) an action that is treated as a repricing under United States generally accepted accounting principles.

Effective Date and Term of 2009 Plan.  The 2009 Plan will be effective for a period of ten years from the effective date unless our Board of Directors terminates the plan earlier.

Federal Tax Consequences

Generally.  A participating employee will not realize income on the grant of stock options or stock appreciation rights or the award of restricted stock or stock units, and we will not be entitled to a deduction at such time.

Incentive Stock Options.  If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise, and we will not be entitled to a deduction by reason of the exercise. The holder will realize capital gain or loss upon the sale of the acquired shares equal to the difference between the sale price and the purchase price for the shares.  If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares.  We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.  In addition, the holder will realize capital gain or loss on any excess of the sale price over the fair market value on the exercise date.

         Nonqualified Stock Options; Stock Appreciation Rights.  Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise.  We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

       Restricted Stock; Section 83(b) Election.  Subject to a voluntary election by the holder under Section 83(b) of the federal tax code, a holder of restricted shares of common stock will realize income as a result of the award of such shares at the time the restrictions expire on such shares.  An election pursuant to Section 83(b) of the federal tax code would cause the holder to realize income in the year in which such award was granted.  The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares.  We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

  Performance Awards.  A holder will realize income as a result of a performance award at the time the award is paid or made available. The amount of income realized by the holder will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code ..

  Stock Units.  A holder will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time.  We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

  Section 409A Compliance.  The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the federal tax code, such award will comply with that section.  In the event any such award that is subject to Section 409A was determined not to be in compliance with the section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first vested.

New Plan Benefits

Currently, approximately 97 employees will be eligible to participate in the 2009 Plan.  The Administrator will determine annually the award recipients and the actual awards granted under the plan. As these awards are discretionary, the amount of awards to be granted under the plan is not determinable as of the date of this proxy statement.

The fair market value per share of our common stock for all purposes under the plan will be the closing selling price per share on The Nasdaq Stock Market on the determination date.  On March 17, 2009, the fair market value per share of our common stock was $14.97.

Required Vote for Approval

The required vote for approval of the 2009 Plan is a majority of the shares of our common stock entitled to vote on this proposal at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE 2009 PLAN.

Proposal 3:  Ratification of the appointment of independent auditors

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009.  A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2008.  Representatives of PricewaterhouseCoopers LLP are expected to be present at our Annual Meeting to respond to appropriate questions from our stockholders and to make statements if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors.  Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services.  The Audit Committee’s approval is required to exceed the budgeted amount.  In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees.  If the Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors:

	2008	2007
Audit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,051,390	$857,745
Audit-Related Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,045,000	12,000
Tax Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
All Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Total (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,096,390	$869,745

(1)	Does not include $35,000 and $15,953 in administrative and out-of-pocket fees paid for the years ended December 31, 2008 and 2007, respectively.

Audit Fees.  We paid an aggregate of  $1,051,390 to PricewaterhouseCoopers LLP for (i) the 2008 fiscal year audit, (ii) the review of the financial statements included in our 2008 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits and (iv) services related to certain SEC filings and a common stock offering.  In 2007, we paid an aggregate of $857,745 to PricewaterhouseCoopers LLP for these services.

Audit-Related Fees.  In 2008, we paid PricewaterhouseCoopers LLP $1,045,000 for due diligence services.  Specifically, these fees were for services performed in connection with our acquisitions of The Bayou Companies, L.L.C. and Corrpro Companies, Inc.  All of these services were pre-approved by our Audit Committee.  In 2007, we paid an aggregate of $12,000 to PricewaterhouseCoopers LLP for audit-related services.

Tax Fees.  We did not engage PricewaterhouseCoopers LLP to provide these services in 2008 or 2007.

All Other Fees.  In 2008 and 2007, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2009 will require the affirmative vote of a majority of the votes entitled to vote on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2009.

Other Matters

The Board does not know of any other matters that may be brought before the annual meeting.  However, if any other matters are properly presented for action, it is the intention of the persons named on the accompanying proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

Householding of materials

In some instances, only one copy of this Proxy Statement or our 2008 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the Proxy Statement or 2008 Annual Report, as applicable, to any stockholder at your address.  If you wish to receive a separate copy of the Proxy Statement or 2008 Annual Report, you may call us at (636) 530-8000 or send a written request to Insituform Technologies, Inc., 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary.  Alternatively, stockholders sharing an address who now receive multiple copies of the Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

Stockholder Proposals

Our Amended and Restated By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2010 Annual Meeting of Stockholders would be January 22, 2010 and December 23, 2009, respectively) and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2010 Annual Meeting of Stockholders would be January 22, 2010 and December 23, 2009, respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered (a) not earlier than the 120th day prior to such annual meeting and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our Amended and Restated By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our Amended and Restated By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our Amended and Restated By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our Amended and Restated By-Laws.  If a stockholder does not appear or send a qualified representative (as defined in our Amended and Restated By-Laws) to present the nomination or proposal at such meeting, we need not present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us.  The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement.  For the 2010 Annual Meeting of Stockholders, this date would be November 26, 2009.  This rule is independent of the procedures mandated in our Amended and Restated By-Laws with respect to the ability of a stockholder to present stockholder proposals at the Annual Meeting as stated above.

Stockholder Communications With Directors

Our Board has an informal process in place for our stockholders to communicate with directors.  Any stockholder wishing to contact our Board or one of our directors can write to:

                          Board of Directors
                      c/o Insituform Technologies, Inc.
                      17988 Edison Avenue
                      Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Insituform personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director.  Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at the Annual Meeting of Stockholders, we anticipate that all directors will attend this year’s Annual Meeting.  Six directors attended the 2008 Annual Meeting of Stockholders.

                        David F. Morris
                        Secretary

Chesterfield, Missouri
March 25, 2009

Appendix A

INSITUFORM TECHNOLOGIES, INC.
2009 Employee Equity Incentive Plan

1.           Purpose and Nature of Plan.  The purpose of this 2009 Employee Equity Incentive Plan (the “Plan”) of Insituform Technologies, Inc. (the “Company”) is to encourage key employees of the Company and such subsidiaries of the Company as the Administrator may designate, to acquire shares of Class A $0.01 par value common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for employees to contribute to the success of the Company and align the interests of key employees with the interests of the shareholders of the Company.

2.           Administration.  The Plan shall be administered by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the “Administrator”).

The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself.  Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

3.           Shares Reserved Under the Plan.  Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate of two million five hundred thousand (2,500,000) shares of Common Stock of the Company shall be available for issuance under the Plan (the “Plan Maximum”).  The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

Stock underlying outstanding options, stock appreciation rights, stock units or performance awards will reduce the Plan Maximum while such options, stock appreciation rights, stock units or performance awards are outstanding.  Shares underlying expired, canceled or forfeited options, stock appreciation rights, stock units or performance awards shall be added back to the Plan Maximum.  If the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if shares of Common Stock of the Company are withheld from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the gross number of shares subject to the exercised stock option, rather than the net number of shares issued pursuant to such exercise.  Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions.  Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to this Plan.  Shares of Common Stock reserved for issuance upon grants of stock appreciation rights (to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights), and shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy an Employee’s tax withholding obligations with respect to awards under the Plan shall not be added back to the Plan Maximum.

Awards other than options, stock appreciation rights and any other award where the benefit is not limited to the increase in value of the shares of Common Stock subject to the award over fair market value of such shares at the time of the award, shall be counted against the Plan Maximum in a 1.44-to-1 ratio.

                Notwithstanding the above, the maximum number of shares subject to stock options or to SARs that may be awarded in any calendar year to any individual shall not exceed 500,000 shares (as adjusted in accordance with Section 12).

After adoption of this Plan, all shares of Common Stock of the Company otherwise available for awards under the 2006 Employee Equity Incentive Plan of Insituform Technologies, Inc. (but not subject to outstanding awards thereunder) at such time shall be unavailable for issuance.

4.           Participants.  Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Administrator in its sole discretion shall determine.  Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year.  The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5.           Types of Benefits.  The following benefits may be granted under the Plan:  (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below.

6.           Stock Appreciation Rights.  A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion.  The exercise price of a SAR may not be less than the fair market value of a share of Common Stock at the time of the award.  At the sole discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option; (b) in conjunction with the exercise of an option; (c) upon lapse of an option; (d) independent of an option; or (e) each of the above in connection with a previously awarded option under the Plan.  If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 (“Code”), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder.  At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR.  At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof.  SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.  Dividend equivalents shall not be awarded in conjunction with a SAR.

7.           Restricted Stock.  Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion.  In the case of any Restricted Stock:

                 (a)     The purchase price, if any, will be determined by the Administrator;

                      (b)     The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

                  (c)     Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate;

                  (d)     The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock;

                  (e)     The participant shall be entitled to vote the Restricted Stock during the period of restriction;

                  (f)      The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8.           Performance Awards.  Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years.  The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator.  In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant.  Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines.  If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9.           Incentive Stock Options.  ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code.  Such purchase price may be paid (a) by check; or (b) in the sole discretion of the Administrator, by the delivery of shares of Common Stock owned by the participant for at least six months; or (c) in the sole discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.  The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  Dividend equivalents shall not be awarded in conjunction with an ISO.  The term of an ISO shall not exceed ten years.

10.           Nonqualified Stock Options.  NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion.  The exercise price of a NQSO may not be less than the fair market value of a share of Common Stock at the time of the award.  The term of a NQSO shall not exceed ten years.  Subject to the option agreement, the purchase price may be paid by check or shares of Common Stock.  Alternatively, in the sole discretion of the Administrator, the option exercise may be settled by transferring the net number of shares with a value equal to the excess of the fair market value at the time of the exercise of the shares of Common Stock subject to the exercise over the exercise price of such shares.  Subject to the option agreement, shares of Common Stock also may be withheld by, or otherwise remitted to, the Company to satisfy an Employee’s tax withholding obligations with respect to exercise of a stock option.  Dividend equivalents shall not be awarded in conjunction with a stock option.

11.           Stock Units.  A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion.  The participant does not have the rights of a shareholder until receipt of the Common Stock.

12.           Adjustment Provisions.

    (a)    If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed.  Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

    (b)     Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13.           Nontransferability.  Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below).  Benefits granted under the Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee.  Benefits granted under the Plan may not be transferred to a third party for value, without shareholder approval.  In the event of the death of a participant, exercise or payment shall be made only:

    (a)    By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

    (b)    To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests.  For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

    14.           Taxes.  The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction.  In the sole discretion of the Administrator, the person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

15.           Tenure.  A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

16.           Duration, Interpretation, Amendment and Termination.  No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein.  Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of this Plan.  For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect:  (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction) or (d) an action that is treated as a repricing under generally accepted accounting principles.  To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the sole discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

The Board of Directors may amend the Plan from time to time or terminate the Plan at any time.  However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent.  No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

17.           Rules of Construction; Compliance with 409A.  The terms of this Plan, and any agreement containing the terms and conditions of an award made pursuant to this Plan, shall be interpreted: first, in a manner that causes the award to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and secondly, in accordance with the laws of the State of Missouri.

18.           Effective Date.  This Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan shall become effective as of the date it is adopted by the Board of Directors of the Company subject only to approval by the holders of a majority of the outstanding voting stock of the Company within twelve months before or after the adoption of the Plan by the Board of Directors.

INSITUFORM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned having received the notice of the 2009 Annual Meeting of Stockholders of Insituform Technologies, Inc. (the “Company”) and the proxy statement, appoints J. Joseph Burgess and David F. Morris, and each of them acting individually, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of the Company’s Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.

If no direction is made, the proxy will be voted: (a) “FOR” all of the Company’s director nominees in Proposal 1, (b) “FOR” Proposal 2 and (c) “FOR” Proposal 3.  The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

INSITUFORM TECHNOLOGIES, INC.

April 22, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the
on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account
Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the
United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account
Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.amstock.com/proxyservices/viewmaterials.asp

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
	FOR	AGAINST	ABSTAIN
J. Joseph Burgess	☐	☐	☐

Stephen P. Cortinovis	☐	☐	☐

Stephanie A. Cuskley	☐	☐	☐

John P. Dubinsky	☐	☐	☐

Juanita H. Hinshaw	☐	☐	☐

Alfred L. Woods	☐	☐	☐

2. To approve the Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan	☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2009	☐	☐	☐

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof.  Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of  Stockholder  __________________________________Date: __________  Signature of Stockholder______________________________ Date: _______________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.